EXECUTION COPY




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                        CONTRIBUTION AND MERGER AGREEMENT


                          Dated as of January 25, 1999


                                      Among


                              Whitman Corporation,


                                 PepsiCo, Inc.,




                                       And




                      Heartland Territories Holdings, Inc.







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
                               TABLE OF CONTENTS
                                                                            Page


                                    ARTICLE I

                                   The Closing

SECTION 1.01.  Closing........................................................3
SECTION 1.02.  Certain Definitions............................................5


                                   ARTICLE II

                                The Contribution

SECTION 2.01.  Contribution...................................................5
SECTION 2.02.  Assumption of Certain Liabilities..............................6
SECTION 2.03.  Termination of Certain Intercompany
                 Agreements...................................................7

                                   ARTICLE III

                       The Merger; Effect of the Merger on
                      the Capital Stock of the Constituent
                                  Corporations

SECTION 3.01.  The Merger.....................................................7
SECTION 3.02.  Effective Time.................................................7
SECTION 3.03.  Effects........................................................7
SECTION 3.04.  Certificate of Incorporation and
                 By-laws......................................................7
SECTION 3.05.  Directors and Officers of the Surviving
                 Corporation..................................................8
SECTION 3.06.  Effect on Capital Stock........................................8
               (a)  Capital Stock of Merger Sub...............................8
               (b)  Cancelation of Merger Sub-Owned
                      Stock; Conversion of Treasury
                      Stock...................................................8
               (c)  Conversion of Whitman Common Stock........................9
               (d)  Conversion of Whitman Stock
                      Options.................................................9


                                   ARTICLE IV

                 Purchase and Sale Following the Effective Time

SECTION 4.01.  Whitman Transfers.............................................10
SECTION 4.02.  PepsiCo Transfers.............................................12
SECTION 4.03.  Purchases Net of Indebtedness.................................13
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                                                                               2

                                                                            Page
                                    ARTICLE V

                         Representations and Warranties

SECTION 5.01.  Representations and Warranties of Whitman.....................14
               (a)  Organization, Standing and
                      Corporate Power........................................14
               (b)  Subsidiaries.............................................15
               (c)  Capital Structure........................................15
               (d)  Authority; Noncontravention..............................17
               (e)  SEC Documents; Financial
                      Statements; Undisclosed
                      Liabilities............................................18
               (f)  Information Supplied.....................................20
               (g)  Absence of Certain Changes or
                      Events.................................................21
               (h)  Litigation...............................................22
               (i)  Changes in Benefit Plans.................................22
               (j)  ERISA Compliance.........................................23
               (k)  Taxes....................................................25
               (l)  No Excess Parachute Payments.............................26
               (m)  Compliance With Applicable Laws;
                      Permits................................................26
               (n)  Contracts................................................28
               (o)  Title to Properties......................................28
               (p)  Voting Requirements......................................28
               (q)  State Takeover Statutes..................................29
               (r)  Brokers..................................................29
               (s)  Opinion of Financial Advisor.............................29
               (t)  Whitman Rights Agreement.................................29
               (u)  Nature of Purchase.......................................30
               (v)  Sufficiency of Assets....................................30
               (w)  Year 2000 Compliance.....................................30
SECTION 5.02.  Representations and Warranties of
                 PepsiCo and Merger Sub......................................31
               (a)  Organization, Standing and
                      Corporate Power........................................31
               (b)  PepsiCo Subsidiaries.....................................31
               (c)  Authority; Noncontravention..............................32
               (d)  Financial Statements;
                      Undisclosed Liabilities................................34
               (e)  Information Supplied.....................................35
               (f)  Absence of Certain Changes or
                      Events.................................................35
               (g)  Litigation...............................................36
               (h)  Changes in PepsiCo Benefit Plans.........................36
               (i)  ERISA Compliance.........................................37
               (j)  Taxes....................................................39
               (k)  No Excess Parachute Payments.............................40

                                                                               3
                                                                            Page


               (l)  Compliance With Applicable Laws;
                      Permits................................................40
               (m)  Contracts................................................42
               (n)  Title to Properties......................................43
               (o)  Nature of Purchase.......................................43
               (p)  Sufficiency of Assets....................................43
               (q)  Brokers..................................................44
               (r)  Year 2000 Compliance.....................................44


                                   ARTICLE VI

                         Covenants Relating to Business

SECTION 6.01.  Alternative Transactions......................................44
SECTION 6.02.  Interim Operations of Whitman.................................46
SECTION 6.03.  Interim Operations of PepsiCo
                 Subsidiaries................................................49
SECTION 6.04.  Advice of Changes.............................................51
SECTION 6.05.  Other Actions.................................................52


                                   ARTICLE VII

                              Additional Covenants

SECTION 7.01.  Preparation of Form S-4 and the Proxy
                 Statement/Prospectus; Whitman
                 Stockholders Meeting........................................52
SECTION 7.02.  Listing Application...........................................54
SECTION 7.03.  Access to Information; Confidentiality........................54
SECTION 7.04.  Reasonable Efforts............................................55
SECTION 7.05.  Affiliates....................................................56
SECTION 7.06.  Whitman Stock Options; Whitman Stock
                 Plans; Certain Employee Matters.............................56
SECTION 7.07.  Fees and Expenses.............................................57
SECTION 7.08.  Rights Agreement..............................................58
SECTION 7.09.  PGB Stockholders' Agreement...................................59
SECTION 7.10.  Public Announcements..........................................59
SECTION 7.11.  Further Assurances............................................59
SECTION 7.12.  Post-Closing Cooperation......................................60
SECTION 7.13.  Merger Sub Rights Agreement...................................61
SECTION 7.14.  Merger Sub Share Repurchase...................................61
SECTION 7.15.  St. Petersburgco Indebtedness.................................61
SECTION 7.16.  Services Agreements...........................................62
SECTION 7.17.  Section 16b-3.................................................62
SECTION 7.18   Insured Claims................................................63
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                                                                               4

                                                                            Page

                                  ARTICLE VIII

                              Conditions Precedent

SECTION 8.01.  Conditions Precedent..........................................64
               (a)  Stockholder Approval.....................................64
               (b)  HSR Act..................................................64
               (c)  No Injunctions or Restraints.............................64
               (d)  NYSE Listing.............................................65
               (e)  Form S-4.................................................65
SECTION 8.02.  Conditions to Obligations of PepsiCo and
                 Merger Sub..................................................65
               (a)  Representations and Warranties...........................65
               (b)  Performance of Obligations...............................65
               (c)  Tax Opinion..............................................65
SECTION 8.03.  Conditions to Obligations of Whitman..........................66
               (a)  Representations and Warranties...........................66
               (b)  Performance of Obligations...............................66
               (c)  Tax Opinion..............................................66
               (d)  Contribution.............................................67

                                   ARTICLE IX

                                  Termination,
                              Amendment and Waiver

SECTION 9.01.  Termination...................................................67
SECTION 9.02.  Effect of Termination.........................................68
SECTION 9.03.  Amendment.....................................................68
SECTION 9.04.  Extension; Waiver.............................................69

                                    ARTICLE X

                                 Indemnification

SECTION 10.01. Indemnification...............................................69
               (a)  Indemnification by Merger Sub and
                      PGB....................................................69
               (b)  Indemnification by PepsiCo...............................70
               (c)  Losses Net of Insurance, Taxes,
                      etc....................................................71
               (d)  Procedures Relating to
                      Indemnification........................................72
               (e)  Termination of Indemnification...........................74

                                                                            Page

                                   ARTICLE XI

                 Tax Indemnification; Certain Other Tax Matters

SECTION 11.01. Tax Indemnification...........................................74
               (a)  Tax Indemnification by Merger Sub
                      and PGB................................................74
               (b)  Tax Indemnification by PepsiCo...........................75
               (c)  Tax Returns and Cooperations.............................75
               (d)  Coordination with Article X..............................76
SECTION 11.02. Certain Other Tax Matters.....................................76
               (a)  Termination of Tax Sharing
                     Agreements..............................................76
               (b)  FIRPTA Affidavit.........................................76
               (c)  FIRPTA Affidavit.........................................77


                                   ARTICLE XII

                                 Working Capital
                                  Adjustments

SECTION 12.01.  Working Capital Adjustments..................................77


                                  ARTICLE XIII

                               General Provisions

SECTION 13.01.  Survival of Representations and
                  Warranties.................................................80
SECTION 13.02.  Notices......................................................80
SECTION 13.03.  Assignment...................................................81
SECTION 13.04.  Severability.................................................82
SECTION 13.05.  Entire Agreement; No Third-Party
                  Beneficiaries..............................................82
SECTION 13.06.  Interpretation...............................................82
SECTION 13.07.  Governing Law................................................83
SECTION 13.08.  Enforcement..................................................83
SECTION 13.09.  Counterparts.................................................83
SECTION 13.10.  Headings.....................................................83


ANNEXES

Annex I        Certain Definitions
Annex II       Restated Certificate of
                 Incorporation of Merger Sub
Annex III      Amended and Restated By-Laws of Merger Sub
Annex IV       Shareholder Agreement

                                                                            Page

EXHIBITS

Exhibit A      Master Bottling Agreement
Exhibit B      Master Fountain Syrup Agreement
Exhibit C      International Master Bottling
                 Agreement
Exhibit D      Registration Rights Agreement
Exhibit E-1    Employee Benefits Agreement
Exhibit E-2    Whitman Transfers Employee Benefits
                 Agreement
Exhibit F      Agreement for Whitman Affiliates
Exhibit G      Merger Sub Rights Plan

                                                                  EXECUTION COPY

                               CONTRIBUTION AND MERGER AGREEMENT (this
                           "Agreement") dated as of January 25, 1999, among Whitman Corporation, a Delaware corporation ("Whitman"), PepsiCo, Inc., a North Carolina corporation ("PepsiCo") and Heartland Territories Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of PepsiCo ("Merger Sub").


                                    RECITALS

         WHEREAS the respective Boards of Directors of PepsiCo, Merger Sub and Whitman have approved and found advisable this Agreement and the merger of Whitman with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, without par value, of Whitman ("Whitman Common Stock"), other than shares owned by Merger Sub, will be converted into the Merger Consideration;

         WHEREAS, prior to consummation of the Merger, upon the terms and subject to the conditions of this Agreement, PepsiCo shall cause each of Pepsi-Cola Operating Company of St. Louis, Inc., a Missouri corporation and a wholly owned subsidiary of PepsiCo ("St. Louis Sub"), Pepsi-Cola Bottling Company of Ohio, Inc., a Delaware corporation and a wholly owned subsidiary of PepsiCo ("Ohio Sub"), Pepsi-Cola Operating Company of Chesapeake and Indianapolis, Inc., a Delaware corporation and a wholly owned subsidiary of PepsiCo ("Opco Sub"), and Pepsi-Cola Metropolitan Bottling Company, Inc., a New Jersey corporation and a wholly owned subsidiary of PepsiCo ("Metro Sub"), to assign, transfer, convey and contribute certain assets and liabilities to Merger Sub in exchange for the issuance by Merger Sub of shares of common stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock") and the assumption by Merger Sub of such liabilities (collectively, the "Contribution");

         WHEREAS, upon consummation of the Merger, the name of Merger Sub shall be changed to Whitman Corporation;

         WHEREAS, immediately following consummation of the Merger, Merger Sub shall contribute to Pepsi-Cola General Bottlers, Inc., currently a majority owned subsidiary of Whitman ("PGB"), all of the operating assets and liabilities received by Merger Sub in the Contribution;

         WHEREAS, upon the terms and subject to the conditions of this Agreement, Whitman shall sell all of the issued and outstanding shares of capital stock (and certain related assets) of certain domestic and foreign Subsidiaries of Whitman to PepsiCo (or its designee) in exchange for an aggregate purchase price of $137,800,000 (collectively, the "Whitman Transfers");

         WHEREAS, immediately following consummation of the Merger, subject to the terms and conditions of this Agreement, PepsiCo shall sell all of the issued and outstanding shares of capital stock of certain foreign Subsidiaries owned by PepsiCo and certain assets of certain domestic Subsidiaries of PepsiCo to PGB in exchange for an aggregate purchase price of $176,000,000 (collectively, the "PepsiCo Transfers");

         WHEREAS, upon the Closing, PepsiCo and Merger Sub will enter into a Shareholder Agreement (the "Shareholder Agreement") substantially in the form of Annex IV hereto;

         WHEREAS, upon the Closing, PepsiCo and Merger Sub will enter into a Master Bottling Agreement (the "Master Bottling Agreement") substantially in the form of Exhibit A hereto;

         WHEREAS, upon the Closing, PepsiCo and Merger Sub will enter into a Master Fountain Syrup Agreement (the "Master Fountain Syrup Agreement") substantially in the form of Exhibit B hereto;

         WHEREAS, upon the Closing, PepsiCo and Merger Sub will enter into an International Master Bottling Agreement (the "International Master Bottling Agreement", and together with the Master Bottling Agreement and the Master Fountain Syrup Agreement, the "New Pepsi-Cola Bottling Agreements") substantially in the form of Exhibit C hereto;

         WHEREAS, upon the Closing, PepsiCo and Merger Sub will enter into Allied Brand Agreements in accordance with Schedule I hereto (the "New Allied Brand Agreements");

         WHEREAS, upon the Closing, PepsiCo, Whitman, Merger Sub and one or more other bottlers licensed by PepsiCo will enter into one or more Transition Services Agreements (the "Services Agreements") in connection with the Transactions;

         WHEREAS, upon the Closing, PepsiCo and Merger Sub will enter into a Registration Rights Agreement (the "Registration Rights Agreement"), substantially in the form of Exhibit D hereto, with respect to the shares of Merger Sub Common Stock to be issued to the Contributing PepsiCo

Subsidiaries (or their respective designees) in connection with the Contribution;

         WHEREAS, upon the Closing, PepsiCo and Merger Sub will enter into an Employee Benefits Agreement (the "Employee Benefits Agreement") substantially in the form of Exhibit E-1 hereto and, upon consummation of the Whitman Transfers (prior to or upon the Closing), PepsiCo (or its designee) and Whitman will enter into an Employee Benefits Agreement relating to the Whitman Transfers (the "Whitman Transfers Employee Benefits Agreement") substantially in the form of Exhibit E-2 hereto;

         WHEREAS, for Federal income tax purposes, the parties hereto intend that (i) the Contribution, and the Contribution and Merger collectively, will qualify as an exchange under the provisions of Section 351 of the United States Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the Merger will qualify as a reorganization under Section 368(a) of the Code; and

         WHEREAS the parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.


         NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:


                                    ARTICLE I

                                   The Closing

         Section 1.01. Closing. (a) The closing (the "Closing") of the Merger shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by law, waiver by all parties) of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other place, time and date as shall be agreed in writing between the parties hereto. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

          (b) Upon the Closing, subject to the terms and conditions of this
Agreement:

          (i) Whitman shall, and shall cause its Subsidiaries and affiliates to, terminate the Whitman Intercompany Agreements, and such Agreements shall thereafter have no force or effect; provided, however, that Whitman shall, and shall cause its Subsidiaries and affiliates to, terminate the Whitman Intercompany Agreements relating to the PepsiCo Acquired Businesses upon consummation of the Whitman Transfers if such Transfers are consummated prior to the Closing in accordance with Section 4.01(b), and such Agreements shall thereafter have no force or effect;

          (ii) PepsiCo shall, and shall cause its Subsidiaries and affiliates to, terminate the PepsiCo Intercompany Agreements relating to the PGB Acquired Businesses, and such Agreements shall thereafter have no force or effect;

         (iii) PepsiCo and Whitman shall, and shall cause their respective Subsidiaries and affiliates to, terminate the Old Bottling Agreements;

         (iv) PepsiCo and Merger Sub shall execute and deliver the New Pepsi-Cola Bottling Agreements and the New Allied Brand Agreements;

          (v) PepsiCo and Merger Sub shall execute and deliver the Shareholder Agreement, the Services Agreements (provided that, if the Whitman Transfers are consummated prior to the Closing, the Services Agreement relating to the Whitman Transfers shall be executed and delivered by the parties thereto upon such consummation), the Registration Rights Agreement, the Employee Benefits Agreement and the Whitman Transfers Employee Benefits Agreement (provided that, if the Whitman Transfers are consummated prior to the Closing, the Whitman Transfers Employee Benefits Agreement shall be executed and delivered by the parties thereto upon such consummation);

         (vi) PepsiCo and Whitman shall cause the Merger to be effected as provided in Section 3.01;

         (vii) immediately following consummation of the Merger, PepsiCo and PGB shall, and Merger Sub shall cause PGB to, effect the PepsiCo Transfers; and

         (viii) PepsiCo and Merger Sub shall effect the Whitman Transfers if such Transfers have not previously been consummated.

         SECTION 1.02. Certain Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in Annex I attached hereto.


                                   ARTICLE II

                                The Contribution

         SECTION 2.01. Contribution. (a) Prior to the Closing, subject to subparagraph (b) below:

          (i) PepsiCo shall cause St. Louis Sub to assign, transfer, convey and contribute to Merger Sub, and Merger Sub shall acquire from St. Louis Sub, all the right, title and interest of St. Louis Sub in, to and under the St. Louis Sub Bottling Business, free and clear of all Liens, other than Permitted Liens;

          (ii) PepsiCo shall cause Ohio Sub to assign, transfer, convey and contribute to Merger Sub, and Merger Sub shall acquire from Ohio Sub, all the right, title and interest of Ohio Sub in, to and under the Ohio Sub Bottling Business, free and clear of all Liens, other than Permitted Liens;

          (iii) PepsiCo shall cause Opco Sub to assign, transfer, convey and contribute to Merger Sub, and Merger Sub shall acquire from Opco Sub, all the right, title and interest of Opco Sub in, to and under the Opco Sub Bottling Business, free and clear of all Liens, other than Permitted Liens; and

          (iv) PepsiCo shall cause Metro Sub to assign, transfer, convey and contribute to Merger Sub, and Merger Sub shall acquire from Metro Sub, all the right, title and interest of Metro Sub in, to and under the PGB Shares, free and clear of all Liens.

           (b) Prior to the Closing, in exchange for the St. Louis Sub Bottling Business, the Ohio Sub Bottling Business, the Opco Sub Bottling Business and the PGB Shares to be acquired by Merger Sub pursuant to subparagraph (a) above, Merger Sub shall (i) issue to the Contributing PepsiCo Subsidiaries (or their respective designees) an aggregate of 53,999,500 shares of Merger Sub Common Stock and (ii) assume the Merger Sub Assumed Liabilities relating to the St. Louis

Sub Bottling Business, the Ohio Sub Bottling Business, the Opco Sub Bottling Business and the Contributed Intercompany Indebtedness; provided, however, that PepsiCo shall provide written notice to Whitman no later than seven days prior to the Closing of the allocation of such shares among the Contributing PepsiCo Subsidiaries (or their respective designees).

         SECTION 2.02. Assumption of Certain Liabilities. Merger Sub shall assume, effective as of the consummation of the Contribution, and from and after the consummation of the Contribution, Merger Sub shall pay, perform and discharge when due, all liabilities and obligations of any nature, or claims of such liability or obligation, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown ("Liabilities") arising out of or relating to (in each case at any time prior to, on or after the consummation of the Contribution) the Merger Sub Acquired Businesses, other than the Excluded Liabilities (the "Merger Sub Assumed Liabilities"), including the following:

          (i) all Liabilities arising out of or related to the operation of the Merger Sub Acquired Businesses arising at any time prior to, on or after the consummation of the Contribution, including all Liabilities to the extent arising out of or relating to the manufacture, distribution or sale of any products or services of the Merger Sub Acquired Businesses at any time prior to, on or after the consummation of the Contribution;

         (ii) all Liabilities under the Assigned Contracts relating to the Merger Sub Acquired Businesses which arise at any time prior to, on or after the consummation of the Contribution;

         (iii) all Liabilities to the extent, and as of the date, set forth in the Employee Benefits Agreement;

         (iv) any Taxes (other than United States Federal, state and local, or foreign income or franchise taxes for any period, or portion thereof, ending on or prior to the Closing Date and Taxes described in Section 7.07
     (a)(3)) imposed on the Merger Sub Acquired Businesses relating to any period, or any portion thereof, starting at any time prior to, on or after the Closing Date; and

          (v) intercompany indebtedness of PepsiCo and the Contributing PepsiCo Subsidiaries to the extent set forth on Schedule 2.02(v) of the PepsiCo Disclosure Schedule (the "Contributed Intercompany Indebtedness").

         SECTION 2.03. Termination of Certain Intercompany Agreements. PepsiCo shall, and shall cause its Subsidiaries and affiliates to, terminate the PepsiCo Intercompany Agreements relating to the Merger Sub Acquired Businesses upon consummation of the Merger, and such Agreements shall thereafter have no force or effect.

                                   ARTICLE III

                       The Merger; Effect of the Merger on
                      the Capital Stock of the Constituent
                                  Corporations

         SECTION 3.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Whitman shall be merged with and into Merger Sub at the Effective Time. At the Effective Time, the separate corporate existence of Whitman shall cease and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation").

          SECTION 3.02. Effective Time. Prior to the Closing, PepsiCo shall prepare, and on the Closing Date PepsiCo shall file with the Secretary of State for the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as PepsiCo and Whitman shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

         SECTION 3.03. Effects. The Merger shall have the effects set forth in Section 259 of the DGCL.

         SECTION 3.04. Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so as to read in its entirety in the form set forth as Annex II and, as so amended, such Certificate of Incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         (b) The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so as to read in their entirety in the form set forth as Annex III and, as so amended, such By-laws shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         SECTION 3.05. Directors and Officers of the Surviving Corporation. (a) The Board of Directors of the Surviving Corporation shall be as designated in accordance with the Shareholder Agreement until the earlier of the resignation or removal of any individual designated in accordance with the Shareholder Agreement or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director who has been designated by PepsiCo shall be unable or unwilling to serve as a director at the Effective Time PepsiCo shall designate another individual reasonably acceptable to Whitman to serve in such individual's place.

         (b) The officers of Whitman immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 3.06. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Whitman Common Stock or any shares of capital stock of Merger Sub:

         (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of Merger Sub Common Stock.

         (b) Cancelation of Merger Sub-Owned Stock; Conversion of Treasury Stock. Each share of Whitman Common Stock that is owned by Merger Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Merger Sub Common Stock or other consideration shall be delivered in exchange therefor. Each share of Whitman Common Stock that is owned by Whitman shall be converted into and become one fully paid and nonassessable share of Merger Sub Common Stock.

         (c) Conversion of Whitman Common Stock. Subject to Section 3.06(b), each issued and outstanding share of Whitman Common Stock shall be converted into one fully paid and nonassessable share of Merger Sub Common Stock (the "Merger Consideration"). As of the Effective Time, all such shares of Whitman Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Whitman Common Stock shall cease to have any rights with respect thereto, except that, from and after the Effective Time, certificates representing Whitman Common Stock immediately prior to the Effective Time shall be deemed for all purposes to represent the number of shares of Merger Sub Common Stock into which they were converted pursuant to this subparagraph (c) (provided that if an exchange of certificates formerly representing Whitman Common Stock for certificates representing Merger Sub Common Stock is required by law or applicable rule or regulation, Merger Sub will arrange for such exchange on a share-for-share basis pursuant to reasonable and customary exchange procedures).

          (d) Conversion of Whitman Stock Options. Each outstanding option to purchase shares of Whitman Common Stock shall be converted into an option to purchase an equal number of shares of Merger Sub Common Stock. As of the Effective Time, all such options to purchase Whitman Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, except that, from and after the Effective Time, each agreement representing an option to purchase Whitman Common Stock prior to the Effective Time shall, without any action on the part of the holder thereof, be deemed to constitute an agreement to purchase an equal number of shares of Merger Sub Common Stock, subject to all of the same terms and conditions, including without limitation, duration and price, as shall be set forth in each such agreement (it being understood that all options issued prior to January 1, 1999, shall be fully vested in accordance with the terms of the applicable Whitman Stock Plans).

                                   ARTICLE IV

                 Purchase and Sale Following the Effective Time

         SECTION 4.01. Whitman Transfers. (a) Upon the Closing, subject to the terms and conditions of this Agreement, Whitman shall, and following the Effective Time Merger Sub shall, cause its relevant Subsidiaries to sell, transfer and convey to PepsiCo (or its designee), and PepsiCo (or its designee) shall purchase all of such Subsidiaries' right, title and interest in, to and under the Princetonco Shares, the Marionco Shares and the Neva Holdings LLC Units, together with related assets, free and clear of all Liens, other than, in the case of such assets, Permitted Liens, as follows:

         (i)  As to Princetonco:

              (A) PGB shall sell, transfer and convey to PepsiCo (or its designee) the Princetonco Shares in exchange for an aggregate purchase price of $40,500,000;

               (B) Globe Transport, Inc. shall sell, transfer and convey to PepsiCo (or its designee) the vehicles and other fleet assets used or held for use primarily in the operation or conduct of Princetonco's business in exchange for an aggregate purchase price of $450,000 and the assumption by PepsiCo (or its designee) of all Liabilities arising out of or relating to (at any time prior to, on or after the consummation of the Whitman Transfers) such vehicle and other fleet assets;

               (C) Globe Transport, Inc. will assign its leasehold interests in any vehicles or fleet assets used or held for use primarily in the operation or conduct of Princetonco's business to PepsiCo (or its designee) in exchange for the assumption by PepsiCo (or its designee) of all Liabilities arising out of or relating to (at any time prior to, on or after the consummation of the Whitman Transfers) such leasehold interests; and

               (D) PCGB, Inc. shall sell, transfer and convey to PepsiCo (or its designee) the intangible assets used or held for use primarily in the operation or conduct of Princetonco's business in exchange for an aggregate purchase price of $5,500,000; provided, however, that PCGB, Inc.

          shall retain all Liabilities arising out of or relating to (at any time prior to, on or after the consummation of the Whitman Transfers) such intangible assets (other than any such Liabilities arising after the consummation of the Whitman Transfers as a result of PepsiCos use of such intangible assets).

         (ii) As to Marionco:

               (A) PGB shall sell, transfer and convey to PepsiCo (or its designee) the Marionco Shares in exchange for an aggregate purchase price of $63,500,000;

               (B) Globe Transport, Inc. shall sell, transfer and convey to PepsiCo (or its designee) the vehicles and other fleet assets used or held for use primarily in the operation or conduct of Marionco's business in exchange for an aggregate purchase price of $550,000 and the assumption by PepsiCo (or its designee) of all Liabilities arising out of or relating to (at any time prior to, on or after the consummation of the Whitman Transfers) such vehicle and other fleet assets;

               (C) Globe Transport, Inc. shall assign its leasehold interest in any vehicles or fleet assets used or held for use primarily in the operation or conduct of Marionco's business to PepsiCo (or its designee) in exchange for the assumption by PepsiCo (or its designee) of all Liabilities arising out of or relating to (at any time prior to, on or after the consummation of the Whitman Transfers) such leasehold interests; and

               (D) PCGB, Inc. shall sell to PepsiCo (or its designee) the intangible assets used or held for use primarily in the operation or conduct of Marionco's business in exchange for an aggregate purchase price of $7,300,000; provided, however, that PCGB, Inc. shall retain all Liabilities arising out of or relating to (at any time prior to, on or after the consummation of the Whitman Transfers) such intangible assets (other than any such Liabilities arising after the consummation of the Whitman Transfers as a result of PepsiCos use of such intangible assets).

          (iii) As to Neva Holdings LLC, PGB and GB International, Inc. shall sell, transfer and convey to PepsiCo (or its designee) the Neva Holdings LLC Units in exchange for an aggregate purchase price of $20,000,000.

          (iv) PepsiCo (or its designee) shall assume all Liabilities to the extent, and as of the date, set forth in the Whitman Transfers Employee Benefits Agreement.

         (b) Notwithstanding the foregoing subparagraph (a) or any other provision of this Agreement, Whitman and PepsiCo shall, upon reasonable prior written notice from PepsiCo to Whitman, cause the Whitman Transfers to be consummated as soon as practicable following Whitman's receipt of such notice if in the good faith determination of PepsiCo the consummation of the Whitman Transfers prior to the Closing is reasonably necessary to permit PepsiCo to prepare for another transaction intended to be entered into by PepsiCo; provided, however, that the consummation of the Whitman Transfers shall be subject to (i) the satisfaction (or, to the extent permitted by law, waiver by all parties) of the conditions set forth in Sections 8.01(b) and (c), Sections 8.02(a) and (b) and Sections 8.03(a) and (b) (and the other conditions set forth in Article VIII shall not be applicable to the Whitman Transfers), (ii) Section 10.01(a)(ii), Article XII and Article XIII and (iii) the execution and delivery by PepsiCo (or its designee) and Whitman of the Whitman Transfers Employee Benefits Agreement (as such Agreement may be finalized in accordance with the terms thereof).

         SECTION 4.02. PepsiCo Transfers. Upon the Closing, immediately following consummation of the Merger, subject to the terms and conditions of this Agreement:

         (a) PepsiCo shall sell, transfer and convey to PGB, and Whitman shall, and following the Effective Time Merger Sub shall, cause PGB to purchase from PepsiCo, all the right, title and interest of PepsiCo in, to and under each of the Slovackco Shares, the Czechco Shares, the Hungarianco Shares, the Poland Distributionco Shares and the Polandco Shares, in each case free and clear of all Liens, in exchange for an aggregate purchase price of $130,000,000; provided, however, that (i) PepsiCo shall provide PGB with reasonable prior written notice in advance of the Closing of the individual portions of such aggregate purchase price attributable to the purchase of each of the Slovakco Shares, the Czechco Shares, the Hungarianco Shares, the Poland Distributionco Shares and the Polandco Shares, subject to PGB's consent as to the allocation of such individual portions of the aggregate purchase price, which consent shall not be unreasonably withheld, delayed or conditioned and (ii) if the Poland Approvals shall not have been obtained prior to the Closing, PepsiCo and Whitman shall cause the beneficial ownership of the Poland Distributionco Shares and the Polandco Shares to be transferred from PepsiCo to PGB upon the Closing in exchange for the purchase price attributable to such Poland Distributionco Shares and Polandco Shares.

         (b) PepsiCo shall cause Gray Hawk Leasing Company to assign, transfer and convey to PGB (or its designee), and Whitman shall, and following the Effective Time Merger Sub shall, cause PGB (or its designee) to acquire from Gray Hawk Leasing Company, all the right, title and interest of Gray Hawk Leasing Company in, to and under the vending machine assets used or held for use primarily in the operation or conduct of the St. Louis Sub Bottling Business, the Ohio Sub Bottling Business and the Opco Sub Bottling Business, free and clear of all Liens, other than Permitted Liens, in exchange for an aggregate purchase price of $32,000,000 and the assumption by PGB (or its designee) of all Liabilities arising out of or relating to (at any time prior to, on or after the Closing) such vending machine assets.

         (c) PepsiCo shall cause New Bern Transport Company to assign, transfer and convey to Globe Transport, Inc., and Whitman shall, and following the Effective Time Merger Sub shall, cause Globe Transport, Inc. to acquire from New Bern Transport Company, all the right, title and interest of New Bern Transport Company in, to and under the vehicle and other fleet assets used or held for use primarily in the operation or conduct of the St. Louis Sub Bottling Business, the Ohio Sub Bottling Business and the Opco Sub Bottling Business, free and clear of all Liens, other than Permitted Liens, in exchange for an aggregate purchase price of $14,000,000 and the assumption by Globe Transport, Inc. of all Liabilities arising out of or relating to (at any time prior to, on or after the Closing) such vehicle and other fleet assets.

         SECTION 4.03. Purchases Net of Indebtedness. The amount of the purchase price attributable to the PepsiCo Acquired Businesses to be purchased by PepsiCo (or its designee) pursuant to the Whitman Transfers, or attributable to the PGB Acquired Businesses to be purchased by PGB pursuant to the PepsiCo Transfers, shall in each case be reduced by the aggregate amount of (i) except for the Contributed Intercompany Indebtedness, any short-term or long-term indebtedness for borrowed money owed by any such Business to any person on the Closing (or, if prior to the Closing, upon the consummation of the Whitman Transfers) and

(ii) any short-term or long-term capitalized lease obligations (as determined in accordance with GAAP) owed by any such Business to any person on the Closing (or, if prior to the Closing, upon the consummation of the Whitman Transfers); provided, however, that to the extent the aggregate amount of any such indebtedness and any such capitalized lease obligations exceeds the amount of the applicable purchase price attributable to such Business, the seller of such Business shall pay the purchaser at the Closing (or, if prior to the Closing, upon the consummation of the Whitman Transfers) an amount in cash equal to the amount of any such excess.


                                    ARTICLE V

                         Representations and Warranties

         SECTION 5.01. Representations and Warranties of Whitman. Except as disclosed in the Whitman Filed SEC Documents or as set forth on the Disclosure Schedule delivered by Whitman to PepsiCo prior to the execution of this Agreement (the "Whitman Disclosure Schedule"), Whitman represents and warrants to PepsiCo and Merger Sub as follows:

         (a) Organization, Standing and Corporate Power. Each of Whitman and each of its Subsidiaries is a corporation, limited liability company or partnership duly organized or formed, as applicable, validly existing and, in the case of a corporation or a limited liability company, in good standing under the laws of the jurisdiction in which it is incorporated or formed and has the requisite corporate, limited liability company or partnership power and authority to carry on its business as now being conducted. Each of Whitman and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on Whitman. Whitman has made available to PepsiCo true, complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws or certificates of formation and limited liability company agreements or partnership agreements, as applicable, of its Subsidiaries, in each case as amended to the date of this Agreement.

          (b) Subsidiaries. (i) Exhibit 21 to Whitman's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Whitman Form 10-K") lists each Subsidiary of Whitman which as of the date of this Agreement is a Significant Subsidiary of Whitman. All the outstanding shares of capital stock of, or other ownership interests in, each Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Whitman (except that, in the case of PGB and its Subsidiaries, Whitman directly or indirectly owns 80% of such shares), free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or such other ownership interest). Except for the capital stock of, or other ownership interests in, its Significant Subsidiaries noted above, Whitman does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity constituting a Significant Subsidiary. For purposes of this subparagraph (b)(i), each of Neva
     Holdings LLC, Princetonco and Marionco shall be deemed to be a Significant Subsidiary of Whitman.

         (ii) All the outstanding shares of capital stock of St. Petersburgco have been validly issued and are fully paid and nonassessable and are owned by Neva Holdings LLC, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or such other ownership interest).

        (iii) Each of St. Petersburgco, Princetonco and Marionco is engaged exclusively in the Bottling Business within the respective territories set forth opposite its name in Schedule 5.01(b)(iii) of the Whitman Disclosure Schedule and, except for such Bottling Business, is not engaged in any other business. Neva Holdings LLC is not engaged in any business other than holding shares of capital stock of St. Petersburgco.

         (c) Capital Structure. The authorized capital stock of Whitman consists of 250,000,000 shares of Whitman Common Stock and 12,500,000 shares of preferred stock, without par value. At the close of business on January 20, 1999, (i) 101,069,077 shares of Whitman Common Stock were issued and outstanding, (ii) 12,205,753 shares of Whitman Common Stock were held by Whitman in its treasury, (iii) 6,837,823 shares of Whitman Common Stock were reserved for issuance pursuant to outstanding options granted under the Whitman Stock Incentive Plan and the Whitman Revised Stock Incentive Plan (the "Whitman Stock Plans"), (iv) 2,500,000 shares of Junior Participating Second Preferred Stock (Series 1) were reserved for issuance in connection with the rights (the "Whitman Rights") to purchase shares of Junior Participating Second Preferred Stock (Series 1), issued pursuant to the Rights Agreement dated as of January 20, 1989, as amended (the "Whitman Rights Agreement"), between Whitman and First Chicago Trust Company of New York, as Rights Agent and (v) no shares of preferred stock were outstanding. Except as set forth above, at the close of business on January 20, 1999, no shares of capital stock or other voting securities of Whitman were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights ("SARs") which were not granted in tandem with a related Whitman Stock Option. All outstanding shares of capital stock of Whitman are, and all shares which may be issued pursuant to the Whitman Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness of Whitman or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Whitman or such Subsidiaries may vote. Whitman has made available to PepsiCo a true and complete list of all outstanding options (together with applicable exercise prices and vesting dates) to purchase capital stock of Whitman ("Whitman Stock Options"). Except as set forth above, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Whitman or any of its Subsidiaries is a party or by which any of them is bound obligating Whitman or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Whitman or of any of its Subsidiaries or obligating Whitman or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of Whitman or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Whitman or any of its Subsidiaries.

          (d) Authority; Noncontravention. Whitman has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party (such other Transaction Documents, the "Whitman Relevant Agreements") and, subject to adoption of this Agreement by the holders of a majority of the total voting power of the outstanding shares of Whitman Common Stock (the "Whitman Stockholder Approval"), to consummate the transactions contemplated by this Agreement and the Whitman Relevant Agreements. The execution and delivery by Whitman of this Agreement and the Whitman Relevant Agreements and the consummation by Whitman of the Merger and the other transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of Whitman, subject, in the case of this Agreement, to the Whitman Stockholder Approval. Each of this Agreement and the Whitman Relevant Agreements has been (or upon execution will be) duly executed and delivered by Whitman, and constitutes (or upon execution will constitute) a valid and binding obligation of Whitman, enforceable against Whitman in accordance with its respective terms. The execution and delivery of this Agreement and each Whitman Relevant Agreement do not (or upon execution will not), the consummation of the Merger and the other transactions contemplated by the Transaction Documents and compliance with the provisions of this Agreement and each Whitman Relevant Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation under, (i) the certificate of incorporation or by-laws of Whitman or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or permit applicable to Whitman or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Whitman or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or
     (iii), any such conflicts, violations, defaults or rights that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on Whitman. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including the European Community (a "Governmental Entity"), is required by or with respect to Whitman or any of its Subsidiaries in connection with the execution and delivery of this Agreement and any Whitman Relevant Agreement or the consummation by Whitman of the Merger and the other transactions contemplated by the Transaction Documents, except for (A) the filing of a premerger notification and report form by Whitman under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations promulgated thereunder, the "HSR Act"), (B) the filing with the SEC of (I) a proxy statement relating to the Whitman Stockholder Approval (as amended or supplemented from time to time, the "Proxy Statement/Prospectus"), (II) a registration statement of Merger Sub on Form S-4 in connection with the issuance of Merger Sub Common Stock in the Merger (as amended or supplemented from time to time, the "Form S-4") and (III) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement, the Merger and the other transactions contemplated by the Transaction Documents, (C) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Whitman is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws, (D) if necessary, the filing of a notification with the Polish Anti-Monopoly Office and the expiration of the required waiting period in respect thereof and the obtaining by PGB of a permit from the Polish Ministry of the Interior for the purchase of shares of a Polish company owning real estate (collectively, the "Poland Approvals") and (E) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Whitman.

          (e) SEC Documents; Financial Statements; Undisclosed Liablities. (i) Whitman has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 (the "Whitman SEC Documents"). As of their respective dates, the Whitman SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or the Exchange Act, as the case may be, and none of the Whitman SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Whitman SEC Document has been revised or superseded by a later filed Whitman SEC Document, none of the Whitman SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Whitman included in the Whitman SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Whitman and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for Liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Whitman SEC Documents and not in violation of this Agreement, neither Whitman nor any of its Subsidiaries has any Liabilities required by GAAP to be set forth on a consolidated balance sheet of Whitman and its consolidated Subsidiaries or in the notes thereto.

          (ii) Schedule 5.01(e)(ii) of the Whitman Disclosure Schedule sets forth the unaudited statements of income for the three years ended December 31, 1997, and the nine months ended September 30, 1998, and the unaudited balance sheets as of December 31, 1997, and September 30, 1998 (the "PepsiCo Acquired Businesses Financial Statements"), for the PepsiCo Acquired Businesses. Except for the omission of footnote disclosures, the PepsiCo Acquired Businesses Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis and fairly present the financial position of each of the PepsiCo Acquired Businesses as of the dates thereof and the results of operations for the periods then ended (subject to normal year-end adjustments). Except for Liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1998, and not in violation of this Agreement, none of the Subsidiaries of Whitman included as part of the PepsiCo Acquired Businesses has any Liabilities required by GAAP to be set forth on a consolidated balance sheet of such Subsidiary.

          (iii) Schedule 5.01(e)(iii) of the Whitman Disclosure Schedule sets forth the unaudited pro forma consolidated statements of income for the year ended December 31, 1997, and the nine months ended September 30, 1998, and the unaudited pro forma consolidated balance sheets as of December 31, 1997, and September 30, 1998 (the "Whitman Pro Forma Financial Statements"), for Whitman, excluding the PepsiCo Acquired Businesses. Except for the omission of footnote disclosures, the Whitman Pro Forma Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis and fairly present the financial position of Whitman and its Subsidiaries (excluding the PepsiCo Acquired Businesses) as of the dates thereof and the results of operations for the periods then ended (subject to normal year-end adjustments). Except for Liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1998, and not in violation of this Agreement, none of Whitman or its Subsidiaries (excluding the PepsiCo Acquired Businesses) has any Liabilities required by GAAP to be set forth on a consolidated balance sheet of Whitman or such Subsidiaries (excluding the PepsiCo Acquired Businesses).

          (f) Information Supplied. None of the information supplied or to be supplied by Whitman or any of its Subsidiaries for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or
     (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to Whitman's stock-holders or at the time of the meeting of Whitman's stockholders held to vote on approval and adoption of this Agreement (the "Whitman Stockholders Meeting"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements of Whitman included in the Form S-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and will fairly present the consolidated financial position of Whitman and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation is made by Whitman with respect to statements made or incorporated by reference therein based on information supplied by PepsiCo or any PepsiCo Subsidiary for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

          (g) Absence of Certain Changes or Events. Except as disclosed in the Whitman SEC Documents filed since January 1, 1997 and publicly available prior to the date of this Agreement (the "Whitman Filed SEC Documents"), since January 1, 1998, Whitman has conducted its business only in the ordinary course, and there has not been (i) any Material Adverse Change in Whitman, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Whitman's capital stock, other than Whitman's regular quarterly cash dividend of $.05 per share of Whitman Common Stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) except to the extent expressly permitted pursuant to Section 6.02 and Schedule
     6.02 of the Whitman Disclosure Schedule, (x) any granting by Whitman or any of its Subsidiaries to any employee, officer or director of Whitman or any of its Subsidiaries of any increase in compensation, except for increases in cash compensation in the ordinary course of business consistent with past practice or to the extent required under employment agreements in effect as of the date of this Agreement (true and complete copies of which have been made available to PepsiCo), (y) any granting by Whitman or any of its Subsidiaries to any such employee, officer or director of any increase in severance or termination pay, except to the extent required under any employment, severance or termination agreements in effect as of the date of this Agreement (true and complete copies of which have been made available to PepsiCo) or (z) any entry by Whitman or any of its Subsidiaries into any employment, consulting, indemnification, severance or termination agreement with any such employee, officer or director, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate has had, or is reasonably likely to have, a Material Adverse Effect on Whitman or (vi) any change in accounting methods, principles or practices by Whitman materially affecting its assets, Liabilities or business, except insofar as may have been required by a change in GAAP.

          (h) Litigation. As of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of Whitman, threatened against or affecting Whitman, any of its Subsidiaries, or any of its former Subsidiaries or businesses, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on Whitman, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or affecting Whitman, any of its Subsidiaries, or any of its former Subsidiaries or businesses, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on Whitman.

          (i) Changes in Benefit Plans. (i) Since January 1, 1998, except for the Whitman Revised Stock Incentive Plan, there has not been any adoption or amendment by Whitman or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) maintained, or contributed to, by

     Whitman or any of its Subsidiaries providing benefits to any current or former employee, officer or director of Whitman or any of its Subsidiaries, as of the Closing Date, or with respect to which Whitman or any of its Subsidiaries, as of the Closing Date, has any Liability (collectively, "Whitman Benefit Plans") that is reasonably likely to result in a Material Adverse Effect on Whitman. There exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between Whitman or any of its Subsidiaries and any current or former employee, officer or director of Whitman or any of its Subsidiaries.

           (ii) All actions taken, or to be taken, in accordance with the Employee Benefits Agreement by Whitman or any of its Subsidiaries on or prior to the Effective Time with respect to the Whitman Benefit Plans will be taken without violating the terms of the Whitman Benefit Plans, ERISA or the Code.

          (iii) All actions required under the Employee Benefits Agreement to be taken by PepsiCo or its designee on or after the Effective Time with respect to the employees of Princetonco, Marionco, Neva Holdings LLC or St. Petersburgco may be taken without violating the terms of any Whitman Benefit Plans, ERISA or the Code.

          (iv) Except as otherwise provided in the Employee Benefits Agreement, neither Whitman nor any of its Subsidiaries, nor any employee or director of any of them, has taken any action, has agreed in contract (excluding collective bargaining agreements), or otherwise has created facts and circumstances that are reasonably likely to preclude PepsiCo from taking any action required to be taken by PepsiCo under the Employee Benefits Agreement without incurring any Liability.

          (j) ERISA Compliance. (i) Schedule 5.01(j) of the Whitman Disclosure Schedule contains a list and brief description of all Whitman Benefit
     Plans which are "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and which are subject to Title IV of ERISA (sometimes referred to herein as "Whitman Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Whitman Benefit Plans. Whitman has made available to PepsiCo true, complete and correct copies of (w) each Whitman Benefit Plan (or, in the case of any unwritten Whitman Benefit Plans, descriptions thereof), (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Whitman Benefit Plan (if any such report was required), (y) the most recent summary plan description for each Whitman Benefit Plan for which such summary plan description is required and (z) each trust agreement and group annuity contract relating to any Whitman Benefit Plan.

          (ii) All Whitman Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Whitman Pension Plans are qualified and exempt from Federal income Taxes under
     Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Whitman, has revocation been threatened, nor has any such Whitman Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

          (iii) No Whitman Pension Plan, other than any Whitman Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA; collectively, the "Whitman Multiemployer Pension Plans"), had, as of the respective last annual valuation date for each such Whitman Pension Plan, an accumulated benefit obligation, determined in accordance with Financial Accounting Standard Number 87, in excess of fair market value of the assets of such Whitman Pension Plan. None of the Whitman Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of Whitman, any of its Subsidiaries, any officer of Whitman or any of its Subsidiaries, any of the Whitman Benefit Plans which are subject to ERISA, including the Whitman Pension Plans, any trusts created thereunder or, to Whitman's knowledge, any trustee or administrator thereof has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Whitman, any of its Subsidiaries or any officer of Whitman or any of its Subsidiaries to the Tax or penalty on prohibited transactions imposed by such Section 4975 or to any Liability under Section 502(i) or (1) of ERISA. None of the Whitman Pension Plans has been terminated during the last five years and Whitman is not aware of any basis for any Whitman Pension Plans to have been terminated. Neither Whitman nor any of its Subsidiaries has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) with respect to any of the Whitman Multiemployer Pension Plans which is reasonably likely to have a Material Adverse Effect on Whitman.

          (iv) With respect to any Whitman Benefit Plan that is an employee welfare benefit plan (x) each such Whitman Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code and (y) each such Whitman Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated on or at any time after the Closing without a Material Adverse Effect on Whitman.

          (v) Neither Whitman nor any of its Subsidiaries has any outstanding Liability imposed under ERISA or, with respect to any employee welfare benefit plan, the Code, other than claims for benefits and expenses in the ordinary course of business.

          (k) Taxes. (i) Each of Whitman and each of its Subsidiaries has filed all Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed and granted, and has paid (or there have been paid on its behalf) all Taxes shown to be due on such Tax Returns, except where the failure to file such Tax Returns or pay such Taxes is not reasonably likely to have a Material Adverse Effect on Whitman. All such Tax Returns are true, correct and complete in all material respects. No deficiencies for any material Taxes have been proposed, asserted or assessed in writing against Whitman or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except with respect to any deficiency for Taxes that individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on Whitman.

          (ii) Neva Holdings LLC is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. None of the assets being transferred in the sale of Neva Holdings LLC is a United States real property interest within the meaning of Section 897(c)(1) of the Code.

          (iii) No foreign Subsidiary of Whitman that is being transferred pursuant to the Whitman Transfers is a party to any tax sharing agreement or arrangement.

          (l) No Excess Parachute Payments. Other than payments that may be made to the persons referred to in Schedule 5.01(l) (the "Whitman Executives"), any amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or the Whitman Transfers by any employee, officer or director of Whitman or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Whitman Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Whitman has made available to PepsiCo information concerning payment obligations which may be incurred as a result of the Merger or the Whitman Transfers and a subsequent termination of employment under existing change in control and other similar agreements.

          (m) Compliance With Applicable Laws; Permits. (i) Whitman and its Subsidiaries are in compliance in all respects with all judgments, orders, decrees, statutes, laws, ordinances, rules and regulations applicable to Whitman, any of its Subsidiaries and their respective properties or assets, except for instances of noncompliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on Whitman. Neither Whitman nor any of its Subsidiaries has received any written notice regarding any matter that is not fully resolved from a Governmental Entity that alleges that Whitman or any of its Subsidiaries is not in compliance with any such judgments, orders, decrees, statutes, laws, ordinances, rules or regulations and Whitman has and is in compliance with all permits, licenses, registrations and filings ("Permits") required for the operation of the business of Whitman and its Subsidiaries as currently conducted, except for those notices, instances of noncompliance or lack of Permits that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on Whitman.

          (ii) There is no suit, action, proceeding or inquiry pending or, to the knowledge of Whitman, threatened before any court, Governmental Entity or other forum in which Whitman, any of its Subsidiaries, or any of its former Subsidiaries or businesses, has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant
     (A) for alleged noncompliance with any Environmental Law or (B) relating to the release into the environment of, or human exposure to, any Hazardous Material, whether or not occurring at, on, under or involving a site currently or formerly owned, leased or operated by Whitman, or any of its Subsidiaries, or any of its former Subsidiaries or businesses, except for any such suits, actions, proceedings and inquiries which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Whitman.

          (iii) During the period of ownership or operation by Whitman, its Subsidiaries or any of its former Subsidiaries or businesses of any of their respective currently or formerly owned, leased or operated properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of Whitman, any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Whitman. Prior to the period of ownership or operation by Whitman, its Subsidiaries or any of its former Subsidiaries or businesses of any of such properties, to the knowledge of Whitman, there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Whitman.

          (iv) Neither Whitman nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to any Hazardous Material, except for any such order, decree, injunction, arrangement, indemnity or other agreement which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Whitman.

          (v) No products shipped, sold or delivered on or prior to the Closing Date by or for Whitman or any of its Subsidiaries were, and no food or food ingredients included in the Inventory of Whitman or any of its Subsidiaries on or prior to the Closing Date and which are used by Whitman or any of its Subsidiaries, were or are adulterated or misbranded within the meaning of the Federal Food, Drug & Cosmetic Act and the regulations promulgated thereunder or comparable food laws and regulations of any jurisdiction of any Governmental Entity to which such products have been or are intended to be shipped, sold or delivered, except for any such adulteration or misbranding which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Whitman.

          (n) Contracts. Other than contracts or agreements that are required to be filed and have been filed (or incorporated by reference) as an Exhibit to the Whitman Form 10-K or contracts or agreements that have been entered into after December 31, 1997 by Whitman or any of its Subsidiaries in the ordinary course of business, there are no contracts or agreements that would have been required to be filed as an Exhibit to an Annual Report on Form 10-K that are material to the business, financial position or results of operations of Whitman and its Subsidiaries, including (A) any employment, severance, termination, consulting or retirement contract providing for aggregate payments to any person in any calendar year in excess of $250,000, (B) any contract relating to the borrowing of money or the guarantee of any such obligation or (C) any material contract or agreement between or among Whitman and its Subsidiaries.

          (o) Title to Properties. Each of Whitman and each of its Subsidiaries has, in the case of personal property, good and valid title to or valid leasehold interests in, and in the case of real property, good and marketable title to or valid leasehold interests in, all its properties and assets, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on Whitman. All such assets and properties are free and clear of all Liens except for Permitted Liens.

          (p) Voting Requirements. The Whitman Stockholder Approval is the only vote of the holders of any class or series of Whitman's capital stock necessary to approve the Merger, this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby; provided, however, that if the

     Whitman Transfers are consummated prior to the Merger in accordance with
     Section 4.01, no vote of the holders of any class or series of Whitman's capital stock will be necessary to approve the Whitman Transfers.

          (q) State Takeover Statutes. The Board of Directors of Whitman has approved the Merger, this Agreement and the Whitman Relevant Agreements, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the Whitman Relevant Agreements and the transactions contemplated hereby, thereby and by the other Transaction Documents the provisions of Section 203 of the DGCL. To Whitman's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to Whitman with respect to the Merger, this Agreement, the Whitman Relevant Agreements and the other Transaction Documents and the transactions contemplated hereby and thereby.

          (r) Brokers. Except for Credit Suisse First Boston Corporation, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of Whitman. Whitman will deliver to PepsiCo true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable promptly following the date of this Agreement.

          (s) Opinion of Financial Advisor. Whitman has received the opinion of Credit Suisse First Boston Corporation, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the Whitman stockholders, a signed copy of which will be delivered to PepsiCo promptly upon receipt.

          (t) Whitman Rights Agreement. The Whitman Rights Agreement has been amended (the "Whitman Rights Plan Amendment") to ensure that (y) none of Merger Sub, PepsiCo or any of the other PepsiCo Subsidiaries is deemed to be an Acquiring Person (as defined in the Whitman Rights Agreement) pursuant to the Whitman Rights Agreement and (z) a Distribution Date or a Shares Acquisition Date (as such terms are defined in the Whitman Rights Agreement) does not occur, in the case of clauses (y) and (z), solely by reason of the execution of this Agreement or the other Transaction Documents or the consummation of the Merger or the other transactions contemplated by the Transaction Documents.

          (u) Nature of Purchase. (i) Whitman is not acquiring the Whitman Acquired Foreign Shares with a view to the resale or distribution of the Whitman Acquired Foreign Shares or any part thereof.

          (ii) Whitman is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

          (v) Sufficiency of Assets. (i) Each of the PepsiCo Acquired Businesses contains substantially all of the assets, properties and rights owned, used or held for use primarily in connection with, or that otherwise primarily relate to or are required for the conduct of, such PepsiCo Acquired Businesses as presently conducted by Whitman and its Subsidiaries on the date of this Agreement.

          (ii) Schedule 5.01(v) of the Whitman Disclosure Schedule sets forth, with respect to each of the PepsiCo Acquired Businesses, a true and complete list (under corresponding headings) of (A) the Premises, U.S. Personal Property (as of the date indicated on such Schedule) and material Permits of such PepsiCo Acquired Business and (B) each Contract of such PepsiCo Acquired Business that (i) has not been entered into the ordinary course of business, (ii) may not be terminated by such PepsiCo Acquired Business within one year or (iii) provides for aggregate payments by such PepsiCo Acquired Business in any calendar year in excess of $250,000.

          (w) Year 2000 Compliance. Whitman and each of its Subsidiaries has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Whitman or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any dates after December 31, 1999), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis, and (iii) as of the date of this Agreement, implemented such plan in accordance with such timetable. To the knowledge of Whitman, all computer applications of Whitman and its Subsidiaries (including those of its suppliers and vendors) that are material to Whitman and its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that any failure to do so, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Whitman.

         SECTION 5.02. Representations and Warranties of PepsiCo and Merger Sub. Except as disclosed in the PepsiCo Filed SEC Documents or as set forth on the Disclosure Schedule delivered by PepsiCo to Whitman prior to the execution of this Agreement (the "PepsiCo Disclosure Schedule"), each of PepsiCo and Merger Sub represents and warrants to Whitman as follows:

          (a) Organization, Standing and Corporate Power. Each of PepsiCo and each PepsiCo Subsidiary is a corporation, limited liability company or partnership duly organized or formed, as applicable, validly existing and, in the case of a corporation or a limited liability company, in good standing under the laws of the jurisdiction in which it is incorporated or formed and has the requisite corporate, limited liability company or partnership power and authority to carry on its business as now being conducted. Each PepsiCo Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries. PepsiCo has made available to Whitman true, complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws or certificates of formation and limited liability company agreements or partnership agreements, as applicable, of each of the PepsiCo Subsidiaries, in each case as amended to the date of this Agreement.

          (b) PepsiCo Subsidiaries. (i) With respect to such PepsiCo Subsidiaries that are corporations, all the outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned by PepsiCo, by another Subsidiary of PepsiCo or by PepsiCo and another such Subsidiary, free and clear of all Liens. With respect to such PepsiCo Subsidiaries that are limited liability companies or partnerships, all the outstanding limited liability company interests or partnership interests of each such PepsiCo Subsidiary have been validly issued and are owned by PepsiCo, free and clear of all Liens.

               (ii) Each of the PepsiCo Subsidiaries is engaged exclusively in the Bottling Business within the respective territories set forth opposite its name in Schedule 5.02(b)(ii) of the PepsiCo Disclosure Schedule and, except for such Bottling Business, is not engaged in any other business.

               (iii) As of the date of this Agreement, the issued and outstanding shares of capital stock of Merger Sub coNsist solely of 500 shares of Merger Sub Common Stock held by PepsiCo. Merger Sub has no Liabilities other than those under this Agreement and the other Transaction Documents.

               (iv) There are not (A) any bonds, debentures, notes or other indebtedness of any of the PGB Acquired Businesses or any of their respective Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the PGB Acquired Businesses or any of their respective Subsidiaries may vote; (B) any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any of the PGB Acquired Businesses or any of their respective Subsidiaries is a party or by which any of them is bound obligating any of the PGB Acquired Businesses or of any of their respective Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of any of the PGB Acquired Businesses or of any of their respective Subsidiaries or obligating any of the PGB Acquired Businesses or any of their respective Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking or (C) any outstanding contractual obligations of any of the PGB Acquired Businesses or any of their respective Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of the PGB Acquired Businesses or any of their respective Subsidiaries.

               (c) Authority; Noncontravention. PepsiCo has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party (such other Transaction Documents, the "PepsiCo Relevant Agreements") and to consummate the transactions contemplated by each of this Agreement and the PepsiCo Relevant Agreements. The execution and delivery by PepsiCo of this Agreement and the PepsiCo Relevant Agreements and the consummation by PepsiCo of the Merger and the other transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of PepsiCo. No approval of the stockholders of PepsiCo is required in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby. Each of this Agreement and the PepsiCo Relevant Agreements has been (or upon execution will be) duly executed and delivered by PepsiCo, and constitutes (or upon execution will constitute) a valid and binding obligation of PepsiCo, enforceable against PepsiCo in accordance with its respective terms. The execution and delivery of this Agreement and each PepsiCo Relevant Agreement do not (or upon execution will not), the consummation of the Merger and the other transactions contemplated by the Transaction Documents and compliance with the provisions of this Agreement and each PepsiCo Relevant Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation under (i) the certificate of incorporation or by-laws of PepsiCo or the comparable charter or organizational documents of any PepsiCo Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or permit applicable to PepsiCo or any PepsiCo Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PepsiCo or any PepsiCo Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults or rights that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to PepsiCo or any PepsiCo Subsidiary in connection with the execution and delivery of this Agreement and any PepsiCo Relevant Agreement or the consummation by PepsiCo of the Merger and the other transactions contemplated by the Transaction Documents, except for (A) the filing of a premerger notification and report form by PepsiCo under the HSR Act, (B) the filing with the SEC of (I) the Form S-4, (II) a registration statement of Merger Sub on Form S-8 under the Securities Act (the "Form S-8") and (III) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by the Transaction Documents, (C) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of appropriate documents with the relevant authorities of other states in which PepsiCo or any PepsiCo Subsidiary is qualified to do business and such filings with Governmental Entities to satisfy applicable requirements of state securities or "blue sky" laws, (D) such filings with and approvals of the New York Stock Exchange, Inc. (the "NYSE"), to permit the shares of Merger Sub Common Stock that are to be issued in the Contribution and the Merger to be listed on the NYSE, (E) the Poland Approvals and (F) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries.

               (d) Financial Statements; Undisclosed Liabilities. Schedule 5.02(d) of the PepsiCo Disclosure Schedule sets forth the unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined statements of cash flows for the thirty-six week periods ended September 6, 1997, and September 5, 1998, and the unaudited pro forma condensed combined balance sheets as of December 27, 1997, and September 5, 1998, for the Merger Sub Acquired Businesses and the PGB Acquired Businesses (the "Merger Sub/PGB Acquired Businesses Financial Statements"). The Merger Sub/PGB Acquired Businesses Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of each of the Merger
          Sub Acquired Businesses and the PGB Acquired Businesses as of the dates thereof and the consolidated results of the operations and cash flows of each of the Merger Sub Acquired Businesses and the PGB Acquired Businesses for the periods then ended (subject to normal year-end audit adjustments). Except for any other Liabilities incurred in the ordinary course of business consistent with past practice since September 5, 1998, none of the PepsiCo Subsidiaries has any Liabilities required by GAAP to be set forth on a consolidated balance sheet of such PepsiCo Subsidiary or in the notes thereto.

               (e) Information Supplied. None of the information supplied or to be supplied by PepsiCo or any of its Subsidiaries for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to Whitman's stockholders or at the time of the Whitman Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act, except that no representation is made by PepsiCo with respect to statements made or incorporated by reference therein based on information supplied by Whitman or any Subsidiary of Whitman for inclusion or incorporation by reference in the Form S-4.

               (f) Absence of Certain Changes or Events. Except as disclosed in the reports, schedules, forms, statements and other documents required to be filed by PepsiCo with the SEC since January 1, 1997 and publicly available prior to the date of this Agreement (the "PepsiCo Filed SEC Documents"), since September 5, 1998, PepsiCo has conducted the business of each of the PepsiCo Subsidiaries only in the ordinary course, and there has not been (i) any Material Adverse Change in the PepsiCo Subsidiaries , (ii) any granting by any of the PepsiCo Subsidiaries to any Transferred Individual of any increase in compensation, except for increases in cash compensation in the ordinary course of business consistent with past practice or to the extent required under employment agreements in effect as of the date of this Agreement (true and complete copies of which have been made available to Whitman), (y) any granting by any of the PepsiCo Subsidiaries to any such Transferred Individual of any increase in severance or termination pay, except to the extent required under any employment, severance or termination agreements in effect as of the date of this Agreement (true and complete copies of which have been made available to Whitman) or (z) any entry by any of the PepsiCo Subsidiaries into any employment, consulting, indemnification, severance or termination agreement with any such Transferred Individual, (iii) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate has had, or is reasonably likely to have, a Material Adverse Effect on the PepsiCo Subsidiaries or (iv) any change in accounting methods, principles or practices by any of the PepsiCo Subsidiaries materially affecting the assets, Liabilities or business of any of the Merger Sub Acquired Businesses or the PepsiCo Acquired Businesses, except insofar as may have been required by a change in GAAP.

               (g) Litigation. As of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of PepsiCo, threatened against or affecting any PepsiCo Subsidiary, or any former Subsidiary or business of any PepsiCo Subsidiary, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or affecting any PepsiCo Subsidiary, or any former Subsidiary or business of any PepsiCo Subsidiary, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries.

               (h) Changes in PepsiCo Benefit Plan. (i) Other than the cessation of stock option grants under the PepsiCo SharePower Program, since September 5, 1998, there has not been any adoption or amendment by PepsiCo or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) maintained, or contributed to, by PepsiCo or any of its Subsidiaries as of the Closing Date, providing benefits to any current or former employee, officer or director of PepsiCo or any of its Subsidiaries or with respect to which PepsiCo or any of its Subsidiaries as of the Closing Date has any Liability (collectively, "PepsiCo Benefit Plans") that is reasonably likely to result in a Material Adverse Effect on the PepsiCo Subsidiaries. There exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between PepsiCo or any of its Subsidiaries and any current or former employee, officer or director of any PepsiCo Subsidiary who is a Transferred Individual.

               (ii) All actions taken, or to be taken, in accordance with the Employee Benefits Agreement by PepsiCo or any of its Subsidiaries on or prior to the Effective Time with respect to the PepsiCo Benefit Plans, will be taken without violating the terms of the PepsiCo Benefit Plans, ERISA or the Code.

               (iii) All actions required under the Employee Benefits Agreement to be taken, or caused to be taken, by Merger Sub on or after the Effective Time with respect to the PepsiCo Benefit Plans or successor plans or programs to the PepsiCo Benefit Plans, in any case maintained by Merger Sub in accordance with the Employee Benefits Agreement (the "Merger Sub Benefit Plans"), may be taken without violating the terms of the PepsiCo Benefit Plans, the Merger Sub Benefit Plans, ERISA or the Code.

               (iv) Except as otherwise specifically required of Merger Sub as provided in the Employee Benefits Agreement, neither PepsiCo nor any of its Subsidiaries, nor any employee or director of any of them, has taken any action, has agreed in contract (excluding collective bargaining agreements), or otherwise has created facts and circumstances that are reasonably likely to preclude Merger Sub (A) from amending or terminating, without incurring any Liability (other than Liabilities incurred without regard to such amendment or termination), any portion or all of any of the Merger Sub Benefit Plans which are Merger Sub Health and Welfare Plans (as defined in the Employee Benefits Agreement) or (B) from taking any action required to be taken by Merger Sub pursuant to the Employee Benefits Agreement without incurring any Liability.

               (i) ERISA Compliance. (i) Schedule 5.02(i) of the PepsiCo Disclosure Schedule contains a list and brief description of all PepsiCo Benefit Plans which are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are subject to Title IV of ERISA and which relate to any Transferred Individual (sometimes referred to herein as "PepsiCo Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other PepsiCo Benefit Plans which relate to any Transferred Individual. PepsiCo has made available to Whitman true, complete and correct copies of (w) each PepsiCo Benefit Plan (or, in the case of any unwritten PepsiCo Subsidiary Benefit Plans, descriptions thereof),
          (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each PepsiCo Benefit Plan (if any such report was required), (y) the most recent summary plan description for each PepsiCo Benefit Plan for which such summary plan description is required and (z) each trust agreement and group annuity contract relating to any PepsiCo Benefit Plan; provided, however, that clauses
          (w), (x), (y) and (z) shall only apply to those PepsiCo Benefit Plans providing a benefit to a Transferred Individual.

               (ii) All PepsiCo Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such PepsiCo Pension Plans are qualified and exempt from Federal income Taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of PepsiCo, has revocation been threatened, nor has any such PepsiCo Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

               (iii) No Pension Plan that PepsiCo or any of its Subsidiaries maintains, or to which PepsiCo or any of its Subsidiaries is obligated to contribute, other than any such Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA; collectively, the "PepsiCo Multiemployer Pension Plans"), had, as of the respective last annual valuation date for each such PepsiCo Pension Plan, an accumulated benefit obligation, determined in accordance with Financial Accounting Standard Number 87, in excess of fair market value of the assets of such PepsiCo Pension Plan. None of the PepsiCo Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the
          Code), whether or not waived. Except for any of the following relating to employees other than the Transferred Individuals, none of PepsiCo, any Subsidiary of PepsiCo, any officer of PepsiCo or any Subsidiary of PepsiCo or any of the PepsiCo Benefit Plans which are subject to ERISA, including the PepsiCo Pension Plans, any trusts created thereunder, or, to PepsiCo's knowledge, any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject PepsiCo or any officer of PepsiCo to the Tax or penalty on prohibited transactions imposed by such Section 4975 or to any Liability under Section 502(i) or (1) of ERISA. None of the PepsiCo Pension Plans nor any of such trusts has been terminated during the last five years and PepsiCo is not aware of any basis for any PepsiCo Pension Plan to have been terminated. Neither PepsiCo nor any of its Subsidiaries has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) with respect to any of the PepsiCo Multiemployer Pension Plans which is reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries.

               (iv) With respect to any PepsiCo Benefit Plan that is an employee welfare benefit plan (x) each such PepsiCo Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code and (y) each such PepsiCo Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated on or at any time after the Closing without Material Adverse Effect on the PepsiCo Subsidiaries.

               (v) None of the PepsiCo Subsidiaries has any outstanding Liability relating to any Transferred Individual imposed under ERISA or, with respect to any employee welfare benefit plan, the Code, other than claims for benefits and expenses in the ordinary course of business.

               (j) Taxes. (i) Each of PepsiCo and each of its Subsidiaries has filed all Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed and granted, and has paid (or there have been paid on its behalf) all Taxes shown to be due on such Tax Returns, except where the failure to file such Tax Returns or pay such Taxes is not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries. All such Tax Returns are true, correct and complete in all material respects. No deficiencies for any material Taxes have been proposed, asserted or assessed in writing against any of the PepsiCo Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except with respect to any deficiency for Taxes that individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries.

               (ii) None of Czechco, Hungarianco, Polandco, Poland Distributionco or Slovackco is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. None of the assets being transferred in the Contribution or the PepsiCo Transfers is a United States real property interest within the meaning of Section 897(c)(1) of the Code.

               (iii) No foreign Subsidiary of PepsiCo that is being transferred pursuant to the PepsiCo Transfers is a party to any tax sharing agreement or arrangement.

               (k) No Excess Parachute Payments. Other than payments that may be made to the persons referred to in Schedule 5.02(k) (the "PepsiCo Subsidiary Executives"), any amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or the PepsiCo Transfers by any employee, officer or director of PepsiCo or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) and who is a Transferred Individual under any employment, severance or termination agreement, other compensation arrangement or PepsiCo Subsidiary Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). PepsiCo has made available to Whitman information concerning payment obligations which may be incurred as a result of the Merger or the PepsiCo Transfers and a subsequent termination of employment under existing change in control and other similar agreements.

               (l) Compliance With Applicable Laws; Permits. (i) Each PepsiCo Subsidiary is in compliance in all respects with all judgments, orders, decrees, statutes, laws, ordinances, rules and regulations applicable to any such PepsiCo Subsidiary and any such PepsiCo Subsidiary's properties or assets, except for instances of noncompliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries. None of the PepsiCo Subsidiaries has received any notice regarding any matter that is not fully resolved from a Governmental Entity that alleges that such PepsiCo Subsidiary is not in compliance with any such judgments, orders, decrees, statutes, laws, ordinances, rules or regulations and each of the PepsiCo Subsidiaries has and is in compliance with all Permits required for the operation of its business as currently conducted, except for those notices, instances of noncompliance or lack of Permits that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries.

               (ii) There is no suit, action, proceeding or inquiry pending or, to the knowledge of PepsiCo, threatened before any court, Governmental Entity or other forum in which any of the PepsiCo Subsidiaries, or any of their respective former Subsidiaries or businesses, has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant (A) for alleged noncompliance with any Environmental Law or (B) relating to the release into the environment of, or human exposure to, any Hazardous Material, whether or not occurring at, on, under or involving a site currently or formerly owned, leased or operated by the PepsiCo Subsidiaries or any of their respective former Subsidiaries or businesses, except for any such suits, actions, proceedings and inquiries which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries.

               (iii) During the period of ownership or operation by the PepsiCo Subsidiaries or any of their respective former Subsidiaries or businesses of any of their respective currently or formerly owned, leased or operated properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of PepsiCo, any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries. Prior to the period of ownership or operation by the PepsiCo Subsidiaries or any of their respective former Subsidiaries or businesses of any of such properties, to the knowledge of PepsiCo, there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries.

               (iv) None of the PepsiCo Subsidiaries or their respective Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to any Hazardous Material, except for any such order, decree, injunction, arrangement, indemnity or other agreement which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries.

               (v) No products shipped, sold or delivered on or prior to the Closing Date by or for any of the PepsiCo Subsidiaries were, and no food or food ingredients included in the Inventory of any PepsiCo Subsidiary on or prior to the Closing Date and which are used by any PepsiCo Subsidiary, were or are adulterated or misbranded within the meaning of the Federal Food, Drug & Cosmetic Act and the regulations promulgated thereunder or comparable food laws and regulations of any jurisdiction of any Governmental Entity to which such products have been or are intended to be shipped, sold or delivered, except for any such adulteration or misbranding which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries.

               (m) Contracts. Other than contracts or agreements entered into by any PepsiCo Subsidiary in the ordinary course of business, there are no contracts or agreements that would have been required to be filed as an Exhibit to an Annual Report on Form 10-K if the PepsiCo Subsidiaries (taken as a whole) were a company required to file periodic reports pursuant to the Exchange Act that are material to the business, financial position or results of operations of the PepsiCo Subsidiaries, including (A) any employment, severance, termination, consulting or retirement contract providing for aggregate payments to any person in any calendar year in excess of $250,000, (B) any contract relating to the borrowing of money or the guarantee of any such obligation or (C) any material contract or agreement between or among PepsiCo and the PepsiCo Subsidiaries.

               (n) Title to Properties. Each PepsiCo Subsidiary has, in the case of personal property, good and valid title to or valid leasehold interests in, and in the case of real property, good and marketable title to or valid leasehold interests in, all its properties and assets, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries. All such assets and properties are free and clear of all Liens except for Permitted Liens.

               (o) Nature of Purchase. (i) None of Ohio Sub, St. Louis Sub, Opco Sub or Metro Sub is acquiring shares of Merger Sub Common Stock with a view to the resale or distribution of such shares of Merger Sub Common Stock or any part thereof.

               (ii) Merger Sub is not acquiring the PGB Shares with a view to the resale or distribution of the PGB Shares or any part thereof.

               (iii) Each of Ohio Sub, St. Louis Sub, Opco Sub, Metro Sub and Merger Sub is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

               (p) Sufficiency of Assets. (i) Except for the Excluded Assets, each of the Merger Sub Acquired Businesses and the PGB Acquired Businesses contains substantially all of the assets, properties and rights owned, used or held for use primarily in connection with, or that otherwise primarily relate to or are required for the conduct of, such Merger Sub Acquired Businesses and PGB Acquired Businesses as presently conducted by PepsiCo and the PepsiCo Subsidiaries on the date of this Agreement.

               (ii) Schedule 5.02(p) of the PepsiCo Disclosure Schedule sets forth, with respect to each of the Merger Sub Acquired Businesses and the PGB Acquired Businesses, a true and complete list (under corresponding headings) of (A) the Premises, U.S. Personal Property (as of the date indicated on such Schedule) and material Permits of such Business and (B) each Contract of such Business that (i) has not been entered into in the ordinary course of business, (ii) may not be terminated by such Business within one year or (iii) provides for aggregate payments by such Business in any calendar year in excess of $250,000.

               (q) Brokers. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated (the fees and expenses of which will be borne by PepsiCo), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of PepsiCo or any of the PepsiCo Subsidiaries.

               (r) Year 2000 Compliance. Each of the PepsiCo Subsidiaries has
          (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by any of the PepsiCo Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any dates after December 31, 1999), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis and (iii) as of the date of this Agreement, implemented such plan in accordance with such timetable. To the knowledge of PepsiCo, all computer applications of each of the PepsiCo Subsidiaries (including those of its suppliers and vendors) that are material to the PepsiCo Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that any failure to do so, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the PepsiCo Subsidiaries.


                                   ARTICLE VI

                         Covenants Relating to Business

         SECTION 6.01. Alternative Transactions. (a) Whitman shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Whitman or any of its Subsidiaries to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal or (iii) directly or indirectly participate in any discussions with third parties or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that at any time prior to the date of the Whitman Stockholders Meeting (the "Applicable Period"), Whitman may, in response to a Superior Proposal which was not solicited by it and which did not otherwise result from a breach of this Section 6.01(a), and subject to providing prior written notice of its decision to take such action to PepsiCo (the "Whitman Notice") and compliance with Section 6.01(c) following delivery of the Whitman Notice (x) furnish information with respect to Whitman and its Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement (as determined by Whitman after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Superior Proposal.

      (b) Neither the Board of Directors of Whitman nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to PepsiCo, the approval or recommendation by the Board of Directors of Whitman or any such committee of the Merger, this Agreement or the other Transaction Documents, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement (other than a confidentiality agreement in connection with a Superior Proposal which is entered into by Whitman in accordance with Section 6.01(a)) relating to any Takeover Proposal (each, a "Whitman Acquisition Agreement") or (iii) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing, in response to a Superior Proposal which was not solicited by Whitman and which did not otherwise result from a breach of Section 6.01(a), the Board of Directors of Whitman may (subject to this sentence) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Whitman to enter into any Whitman Acquisition Agreement with respect to any Whitman Superior Proposal), but only at a time that is during the Applicable Period and is after the fifth business day following PepsiCo's receipt of written notice advising PepsiCo that the Board of Directors of Whitman has resolved to accept a Superior Proposal (subject to such termination), specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal.

      (c) Whitman promptly shall advise PepsiCo orally and in writing of any Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Takeover Proposal, the identity of the person making any such Takeover Proposal or inquiry and the material terms of any such Takeover Proposal or inquiry. Whitman shall keep PepsiCo fully informed of the status and material terms of any such Takeover Proposal or inquiry.

     (d) PepsiCo shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, PepsiCo or any of its Subsidiaries to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

         SECTION 6.02. Interim Operations of Whitman. During the period from the date of this Agreement to the Closing, Whitman shall, and shall cause each of its Subsidiaries to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted (including scheduled capital expenditures and with respect to matters relating to cash management, accounts receivable and accounts payable) and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Closing. In addition, subject to the foregoing sentence and without limiting the generality of the foregoing, except for matters set forth in the Whitman Disclosure Schedule or otherwise contemplated by this Agreement or the other Transaction Documents, from the date of this Agreement to the Closing, Whitman shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of PepsiCo:

               (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (1) dividends and distributions by a direct or indirect Subsidiary of Whitman to its parent and (2) regular quarterly cash dividends with respect to Whitman Common Stock, not in excess of $.05 per share, with usual declaration, record and payment dates and in accordance with Whitman's past dividend policy, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Whitman or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any bonds, debentures, notes or other indebtedness having the right to vote or any other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Whitman Common Stock upon the exercise of Whitman Stock Options in accordance with their present terms;

               (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

               (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any material assets, except purchases of inventory in the ordinary course of business consistent with past practice;

               (v) (A) grant to any employee, officer or director of Whitman or any of its Subsidiaries any increase in compensation, except for increases in cash compensation in the ordinary course of business consistent with past practice or to the extent required under employment agreements in effect as of the date of this Agreement, (B) grant to any employee, officer or director of Whitman or any of its Subsidiaries any increase in severance or termination pay, except to the extent required under any agreement in effect as of the date of this Agreement, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such employee, officer or director, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Whitman Benefit Plan or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Whitman Benefit Plan;

               (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, Liabilities or results of operations of Whitman, except insofar as may be required by a change in GAAP;

               (vii) sell, lease, license or otherwise dispose of or subject to any Lien (x) any PepsiCo Acquired Businesses or (y) any other properties or assets, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

               (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Whitman or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in Whitman or any direct or indirect wholly owned Subsidiary of Whitman;

               (ix) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $5,000,000 or, in the aggregate, are in excess of $100,000,000; provided, however, that, notwithstanding the foregoing, Whitman shall not, and shall cause its Subsidiaries to not, make or agree to make any new capital expenditure relating to the PepsiCo Acquired Businesses that, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $5,000,000;

               (x) make any material Tax election or settle or compromise any material Tax Liability or refund, except to the extent already provided for in the Whitman Filed SEC Documents;

               (xi) (A) pay, discharge or satisfy any material claims or material Liabilities, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of Liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Whitman included in the Whitman Filed SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Whitman or any of its Subsidiaries is a party;

               (xii) amend the Whitman Rights Agreement; or

               (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

         SECTION 6.03. Interim Operations of PepsiCo Subsidiaries. (a) During the period from the date of this Agreement to the Closing, PepsiCo shall cause each of the PepsiCo Subsidiaries to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted (including scheduled capital expenditures and with respect to matters relating to cash management, accounts receivable and accounts payable) and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that the goodwill and ongoing business of each of the PepsiCo Subsidiaries shall be unimpaired at the Closing. In addition, subject to the foregoing sentence and without limiting the generality of the foregoing, except for matters set forth in the PepsiCo Disclosure Schedule or otherwise contemplated by this Agreement or the other Transaction Documents, from the date of this Agreement to the Closing,

PepsiCo shall not permit any PepsiCo Subsidiary to do any of the following without the prior written consent of Whitman:

          (i) in the case of the PGB Acquired Businesses only, amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (ii) except for the acquisition of any Excluded Asset, acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any material assets, except purchases of inventory in the ordinary course of business consistent with past practice;

          (iii) (A) grant to any Transferred Individual any increase in compensation, except in the ordinary course of business consistent with past practice or to the extent required under employment agreements in effect as of the date of this Agreement, (B) grant to any Transferred Individual of any PepsiCo Subsidiary any increase in severance or termination pay, except to the extent required under any agreement in effect as of the date of this Agreement, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such Transferred Individual, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or PepsiCo Subsidiary Benefit Plan to the extent relating to any Transferred Individual or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or PepsiCo Subsidiary Benefit Plan to the extent relating to any Transferred Individual;

          (iv) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, Liabilities or results of operations of any of the PepsiCo Subsidiaries, except insofar as may be required by a change in GAAP;

          (v) except with respect to Excluded Assets, sell, lease, license or otherwise dispose of or subject to any Lien any of the assets of the PepsiCo Subsidiaries, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

          (vi) except with respect to any such indebtedness, loans, advances, capital contributions, or investments which is an Excluded Liability,
     (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in any investment existing on the date of this Agreement;

          (vii) except with respect to any Excluded Liability, make or agree to make any new capital expenditure or expenditures that (with respect to the PepsiCo Subsidiaries taken as a whole), individually, is in excess of $5,000,000 or, in the aggregate, are in excess of $100,000,000;

          (viii) make any material Tax election or settle or compromise any material Tax Liability (other than any such material Tax Liability which is an Excluded Liability) or refund, except to the extent already provided for in the PepsiCo Filed SEC Documents;

          (ix) (A) except with respect to any Excluded Liability, pay, discharge or satisfy any material claims or material Liabilities, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of Liabilities reflected or reserved against in the Merger Sub/PGB Acquired Businesses Financial Statements or incurred in the ordinary course of business consistent with past practice, (B) except with respect to any Excluded Liability, cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which any PepsiCo Subsidiary is a party;

          (x) in the case of Merger Sub only, (A) conduct any business, (B) split, combine or reclassify any of its capital stock, (C) issue, deliver, sell or grant any shares of its capital stock, any securities having voting rights, or any securities convertible or exchangeable for securities having voting rights, or (D) otherwise alter its capitalization; or

          (xi) authorize any of, or commit or agree to take any of, the foregoing actions.

         SECTION 6.04. Advice of Changes. Whitman and PepsiCo shall promptly advise the other orally and in writing of any change or event having, or which is reasonably likely to have, a Material Adverse Effect on Whitman or the PepsiCo Subsidiaries, as applicable; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         SECTION 6.05. Other Actions. Subject to Section 7.04, each of Whitman and PepsiCo hereby agrees to take no action, and agrees that they will not permit any of their respective Subsidiaries to take any action, that would reasonably be likely to cause:

          (a) the failure of any such party to perform and comply in all material respects with all agreements, obligations and conditions required by this Agreement or the other Transaction Documents to be performed or complied with by such party on or prior to the Closing Date;

          (b) any Material Adverse Effect on Whitman or the PepsiCo Subsidiaries, as applicable; or

          (c) the inability of the Contribution, and the Contribution and Merger collectively, to constitute a tax-free transaction described in Section 351 or the inability of the Merger to constitute a tax-free transaction described in Section 368(a) of the Code or the inability of Whitman or PepsiCo to obtain the opinions of counsel referred to in Sections 8.02(c) and 8.03(c).

                                   ARTICLE VII

                              Additional Covenants

         SECTION 7.01. Preparation of Form S-4 and the Proxy Statement/Prospectus; Whitman Shareholders Meeting. (a) Each party shall cooperate in the preparation of the Form S-4 and the Proxy Statement/Prospectus and all pre- and post-effective amendments thereto and the filing thereof with the SEC. Such cooperation shall include (i) preparation of historical and pro forma financial statements relating to such party required to be included in such filings, (ii) provision of financial and other information relating to such party required to be included in such filings, (iii) engagement of accountants to report on and provide comfort letters in customary form in respect of financial information provided by such party for inclusion in such filings (which comfort letters will be received by Whitman in accordance with customary practice) and (iv) responding to comments relating to such party received from the staff of the SEC in respect of such filings promptly after receipt thereof.

         (b) Each party shall be entitled to review any materials related to the Proxy Statement/Prospectus at any time and from time to time prior to their mailing to the Whitman stockholders, and to comment thereon, and Whitman shall incorporate into such materials PepsiCo's comments thereon so that such materials are reasonably acceptable to each party. PepsiCo shall, on behalf of Merger Sub, prepare and cause Merger Sub to file with the SEC the Form S-4 in which the Proxy Statement/Prospectus will be included as a prospectus, as promptly as practicable after comments are received from the SEC staff on the initial filing of the Proxy Statement/Prospectus. Each of PepsiCo and Merger Sub shall use its reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Whitman will use its reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to Whitman's stockholders as promptly as practicable after the date the Form S-4 is declared effective under the Securities Act. PepsiCo, Merger Sub and Whitman shall also take all reasonable efforts to cause any action (other than qualifying to do business in any jurisdiction in which Whitman is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Merger Sub Common Stock in the Contribution and the Merger.

      (c) Whitman will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Whitman Stockholders Meeting, and will use its reasonable efforts to cause the Whitman Stockholders Meeting to be held as promptly as practicable after the date the Proxy Statement/Prospectus is mailed to the Whitman Stockholders. Whitman will, through its Board of Directors, recommend to its stockholders adoption of this Agreement and will use its reasonable efforts to cause the Whitman Stockholder Approval to be obtained at the Whitman Stockholders Meeting; provided, however, that

Whitman's obligations to recommend such adoption and to cause such adoption to be obtained shall be subject to the fiduciary obligations of the Board of Directors of Whitman. Without limiting the generality of the foregoing, Whitman agrees that its obligations pursuant to the first sentence of this Section 7.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to Whitman of any Takeover Proposal.

      SECTION 7.02. Listing Application. PepsiCo shall cause Merger Sub to prepare and submit to the NYSE listing applications covering the shares of Merger Sub Common Stock issuable by Merger Sub pursuant to the Contribution and the Merger, and shall use their respective reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such stock, subject to official notice of issuance.

         SECTION 7.03. Access to Information; Confidentiality. Subject to the Confidentiality Agreement dated as of August 24, 1998, between Whitman and PepsiCo (the "Confidentiality Agreement"), and subject to applicable legal restrictions, Whitman shall afford to PepsiCo, and PepsiCo shall afford to Whitman, and, in each case, to the officers, employees, accountants, counsel, financial advisors and other representatives of such parties, reasonable access during normal business hours during the period prior to the Closing to (i) in the case of Whitman, all its respective properties, books, contracts, commitments, personnel and records and (ii) in the case of PepsiCo, all the properties, books, contracts, commitments, personnel and records in respect of each of the PepsiCo Subsidiaries. Each of the foregoing parties agrees to use its reasonable efforts in good faith to obtain all waivers and consents necessary under any confidentiality or non-disclosure agreement (other than any such agreement with a party seeking disclosure hereunder, as to which the party seeking disclosure shall be deemed to have waived such confidentiality or non-disclosure with respect to itself) to afford reasonable access to the applicable party. During such period, Whitman shall, and shall cause each of its Subsidiaries to, furnish promptly to PepsiCo a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws. During such period, subject to applicable legal restrictions, each of Whitman and its Subsidiaries and PepsiCo and the PepsiCo Subsidiaries shall furnish or cause to be furnished all other information concerning its business, properties and personnel as such other party may reasonably request. Except as required by law, each party will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence until such time as such information becomes publicly available (otherwise than through the wrongful act of any such person) and shall use its reasonable efforts to ensure that such persons do not disclose such information to others without the prior written consent of the applicable party from whom such information was received. In the event of the termination of this Agreement for any reason, each party shall promptly return or destroy all documents containing nonpublic information so obtained from any other party or any of its Subsidiaries and any copies made of such documents.

         SECTION 7.04. Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each party agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Transaction Documents. In the event an Assigned Contract relates both to a business being transferred and a business being retained by PepsiCo or Whitman or any of their respective Subsidiaries, each party will use its reasonable efforts to cause such Assigned Contract to be divided into separate contracts for each of the transferred business and the retained business, or otherwise to cause the same economic and business terms to govern (by subcontract, sublicense or otherwise). To the extent that any Assigned Contract to be assigned by PepsiCo or Whitman (or any of their respective Subsidiaries) to the other party or any of its respective Subsidiaries pursuant to this Agreement is not assignable without the consent or without novation of a third-party, and such consent is not obtained or novation effected, as the case may be, this Agreement shall not constitute an assignment or an attempted assignment thereof and PepsiCo and Whitman shall enter into alternative arrangements with respect thereto satisfactory to PepsiCo and Whitman. To the extent any such agreements and/or related services cannot be assigned or can be assigned but only with cost to the party assigning such agreement and/or related services, such party shall use reasonable efforts to provide the benefits and pass on the costs of such agreements and/or related services to the party to which such agreements and/or services were to be assigned hereunder. In connection with and without limiting the foregoing, each of Whitman and PepsiCo and their respective Boards of Directors shall (i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the other Transaction Documents or the other transactions contemplated hereby or thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, the other Transaction Documents or the other transactions contemplated hereby or thereby, take all reasonable action necessary to ensure that the Merger and the other transactions contemplated by the Transaction Documents may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by the Transaction Documents.

         SECTION 7.05. Affiliates. Prior to the Closing Date, Whitman shall deliver to Merger Sub a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of Whitman, "affiliates" of Whitman for purposes of Rule 145 under the Securities Act. Whitman shall use its reasonable efforts to cause each such person to deliver to Merger Sub on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit F hereto.

         SECTION 7.06. Whitman Stock Options; Whitman Stock Plans; Certain Employee Matters. (a) At the Effective Time, by virtue of the Merger, the Whitman Stock Plans shall be assumed by Merger Sub, with the result that all obligations of Whitman under the Whitman Stock Plans, including with respect to awards outstanding at the Effective Time under each Whitman Stock Plan, shall be obligations of Merger Sub following the Effective Time. Prior to the Effective Time, Merger Sub shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the NYSE, obtaining the approval of its stockholders) for the assumption of the Whitman Stock Plans, including the reservation, issuance and listing of shares of Merger Sub Common Stock issuable thereunder. As soon as practicable after the Effective Time, Merger Sub shall prepare and file with the SEC a registration statement on Form S-8 registering the number of shares of Merger Sub Common Stock issuable under the Whitman Stock Plans.

         (b) As soon as practicable after the Effective Time, Merger Sub shall deliver to the holders of Whitman Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Whitman Stock

Plans and the agreements evidencing the grants of such Whitman Stock Options and that such Whitman Stock Options and agreements shall be assumed by Merger Sub and shall continue in effect on the same terms and conditions, except that all such options issued prior to January 1, 1999, shall be fully vested in accordance with the terms of the applicable Whitman Stock Plans.

         (c) Except as otherwise contemplated by this Section 7.06 and except to the extent required under the respective terms of the Whitman Stock Options, all restrictions or limitations on transfer and vesting with respect to Whitman Stock Options awarded under the Whitman Stock Plans or any other plan, program or arrangement of Whitman or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Merger Sub as set forth above.

         (d) Following the Effective Time, Merger Sub will assume and honor all Liabilities under change in control and employment agreements of Whitman, the existence of which does not constitute a violation of this Agreement, in accordance with the terms thereof.

         (e) As of the Effective Time, Merger Sub will assume and honor all Liabilities relating to the Transferred Individuals to the extent set forth in the Employee Benefits Agreement.

         SECTION 7.07. Fees and Expenses. (a) Except as provided in this Section 7.07, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by the Transaction Documents shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of PepsiCo and Whitman shall bear and pay one-half of the costs and expenses incurred in connection with (1) the filing, printing and mailing of the Form S-4 and the Proxy Statement/Prospectus (including SEC filing fees), (2) the filings of the premerger notification and report forms under the HSR Act (including filing fees) and (3) if the Merger is consummated, all United States Federal, state or local and all foreign transfer, documentary, sales, use, registration, value-added and other similar taxes (including applicable real estate transfer taxes and real property transfer gains taxes and similar taxes imposed on the transfer of shares of a company holding real estate) incurred in connection with the Contribution, the Merger, the PepsiCo Transfers, the Whitman Transfers or a transfer by PGB (or its designee) of the assets described in Section 4.02(b) to an affiliate of PGB (to the extent, in the case of such a transfer by PGB (or its designee), that no such tax was imposed on the transfer of such assets to PGB (or its designee)).

         (b) In the event that (1) a Takeover Proposal shall have been made known to Whitman or any of its Subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated by either PepsiCo or Whitman pursuant to Section 9.01(b)(i) or (iii) and within twelve months thereafter Whitman consummates or enters into a definitive agreement relating to any Takeover Proposal which it concludes is a Superior Proposal or (2) this Agreement is terminated (x) by Whitman pursuant to Section 9.01(e) or (y) by PepsiCo pursuant to Section 9.01(f), then Whitman shall promptly, but in no event later than the date of such termination, pay PepsiCo a fee equal to $20,000,000 (the "Termination Fee") (less the amount of the Break-up Payment previously paid to PepsiCo by Whitman, if any), payable by wire transfer of same day funds.

         (c) In the event that this Agreement is terminated by either PepsiCo or Whitman pursuant to Section 9.01(b)(iii), then Whitman shall promptly, but in no event later than the date of such termination, pay PepsiCo a fee equal to PepsiCo's documented out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, but in no event shall such fee be in excess of $2,000,000 (the "Break-up Payment"), payable by wire transfer of same day funds.

         (d) Whitman acknowledges that the agreements contained in Section 7.07(b) and (c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, PepsiCo would not enter into this Agreement; accordingly, if Whitman fails promptly to pay the amount(s) due pursuant to Section 7.07(b) and (c), and, in order to obtain such payment, PepsiCo commences a suit which results in a judgment against Whitman for the fee(s) set forth in Section 7.07(b) and (c), Whitman shall pay to PepsiCo its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee(s) at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

         SECTION 7.08. Rights Agreement. The Board of Directors of Whitman shall take all further action (in addition to that referred to in Section 5.01(t)) reasonably requested in writing by PepsiCo in order to render Whitman's Rights Agreement inapplicable to the Merger and the other transactions contemplated by the Transaction Documents. Except as provided above with respect to the Merger and the other transactions contemplated by the Transaction Documents, Whitman's Board of Directors shall not, without the prior written consent of PepsiCo, (a) amend the Whitman Rights Agreement or (b) take any action with respect to, or make any determination under, the Whitman Rights Agreement, including a redemption of the Whitman Rights or any action to facilitate a Takeover Proposal.

         SECTION 7.09. PGB Stockholders' Agreement. PepsiCo and Whitman agree that, as of the Effective Time, the Stockholders' Agreement dated as of November 9, 1987, among Whitman (formerly named IC Industries, Inc.), IC Products Company, PepsiCo and Metro Sub shall terminate and be of no further force or effect in accordance with the provisions of Section 3.02(a)(ii) of such agreement.

         SECTION 7.10. Public Announcements. Whitman and PepsiCo will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and the other Transaction Documents, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the other Transaction Documents shall be in the form heretofore agreed to by the parties.

         SECTION 7.11. Further Assurances. (a) On and after the Closing Date, each of Merger Sub and PGB shall (i) give such further assurances to PepsiCo and shall execute, acknowledge and deliver all such acknowledgments and other instruments, and take such further actions as may be reasonably necessary or appropriate effectively to vest in PepsiCo (or its designee) the full legal and equitable title to the PepsiCo Acquired Businesses and (ii) use its reasonable efforts to assist PepsiCo (or its designee) in the orderly transition of the operations of the PepsiCo Acquired Businesses acquired by PepsiCo (or its designee). Nothing in this Section 7.11(a) shall be construed to require Merger Sub or PGB to incur, without reimbursement from PepsiCo, any costs or expenses in connection with any such undertakings.

         (b) On and after the Closing Date, each of PepsiCo and the relevant PepsiCo Subsidiaries shall (i) give such further assurances to Merger Sub and PGB and shall execute, acknowledge and deliver all such acknowledgments and other instruments, including the execution and delivery by each of the relevant PepsiCo Subsidiaries, Merger Sub and PGB of an assignment and assumption agreement in form and substance satisfactory to the parties hereto (the "Assignment and Assumption Agreement") providing for the assignment of the Merger Sub Acquired Businesses and the assets included as part of the PGB Acquired Businesses and the assumption of the Merger Sub Assumed Liabilities and the Liabilities included as part of the PGB Acquired Businesses, and take such further actions as may be reasonably necessary or appropriate effectively to vest in Merger Sub and PGB the full legal and equitable title to the Merger Sub Acquired Businesses and the PGB Acquired Businesses, as applicable and (ii) use its reasonable efforts to assist Merger Sub and PGB in the orderly transition of the operations of the Merger Sub Acquired Businesses and the PGB Acquired Businesses acquired by Merger Sub and PGB. Nothing in this Section 7.11(b) shall be construed to require PepsiCo or the PepsiCo Subsidiaries to incur, without reimbursement from Merger Sub and PGB, any costs or expenses in connection with any such undertakings.

         (c) On and after the Closing Date, each of Merger Sub, PGB and the relevant Subsidiaries of Merger Sub shall give such further assurances to PepsiCo and the relevant PepsiCo Subsidiaries and shall execute, acknowledge and deliver all such acknowledgments and other instruments, including the Assignment and Assumption Agreement, and take such further action as may be reasonably necessary or appropriate to complete the assumption by each of Merger Sub, PGB and the relevant Subsidiaries of Merger Sub of, and the release of PepsiCo and the relevant PepsiCo Subsidiaries from, the Merger Sub Assumed Liabilities and the Liabilities included as part of the PGB Acquired Businesses.

         SECTION 7.12. Post-Closing Cooperation. (a) Each party shall cooperate with one another in connection with the furnishing of information that is reasonably necessary for financial reporting and accounting matters and in respect of compliance with disclosure and reporting requirements under the Securities Act and the Exchange Act.

         (b) After the Closing, upon reasonable written notice, each of Merger Sub and PepsiCo shall furnish or cause to be furnished to the other party, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Merger Sub Acquired Businesses, the PGB Acquired Businesses and the PepsiCo Acquired Businesses (including reasonable access to employees and books and records) as is reasonably necessary for the preparation of the Merger Sub Statement and the PepsiCo Statement pursuant to Section 12.01, the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding related to any Tax Return. Merger Sub and PepsiCo shall cooperate with each other party in the conduct of any audit or other proceeding relating to Taxes involving the Merger Sub Acquired Businesses, the PGB Acquired Businesses or the PepsiCo Acquired Businesses. Merger Sub and PGB shall retain the books and records relating to the Merger Sub Acquired Businesses and the PGB Acquired Businesses and PepsiCo shall retain the books and records relating to the PepsiCo Acquired Businesses for a period of seven years after the Closing.

         SECTION 7.13. Merger Sub Rights Agreement. Merger Sub shall adopt the Rights Agreement set forth as Exhibit G hereto effective upon the Closing.

         SECTION 7.14. Merger Sub Share Repurchase. During the period from the Closing Date to the 12-month anniversary of the Closing Date, Merger Sub shall repurchase the lesser of (i) 16,000,000 shares of Merger Sub Common Stock or
(ii) shares of Merger Sub Common Stock having an aggregate value of $400,000,000 (such aggregate value to be measured by the sum of the prices per share paid by Merger Sub in respect of each such purchase) (the "Merger Sub Repurchase"), by tender offer, open market purchase, privately negotiated transaction or otherwise; provided, however, that in the case of any Merger Sub Repurchase pursuant to a tender offer (i) the terms and conditions of such tender offer shall be subject to the prior written consent of PepsiCo, which consent shall not be unreasonably withheld and (ii) neither PepsiCo nor any of its affiliates shall tender or otherwise sell any shares of Merger Sub Common Stock beneficially owned by PepsiCo or any such affiliate in such tender offer; provided, further, that Merger Sub shall be under no obligation to make any Merger Sub Repurchase (and its obligation to make any such Repurchase shall be suspended) during any period when (i) Merger Sub is under any legal restriction from doing so or (ii) the Board of Directors of Merger Sub determines in good faith that it is impractical or inadvisable to make such Repurchase.

         SECTION 7.15. St. Petersburgco Indebtedness. PepsiCo and Whitman shall use reasonable efforts to obtain the full and unconditional release of Whitman, effective as of the consummation of the Whitman Transfers, from all Liabilities with respect to indebtedness of St. Petersburgco under its existing bank facility; provided, however, that (i) Whitman shall be under no obligation to make any payment in connection with obtaining such release other than any payment in accordance with the terms of such indebtedness and (ii) if PepsiCo and Whitman shall be unable to obtain such release in the exercise of their reasonable efforts prior to the consummation of the Whitman Transfers, PepsiCo shall, following such consummation of the Whitman Transfers, promptly reimburse Whitman or, following the Effective Time, Merger Sub, with respect to any payment required to be made by Whitman or, following the Effective Time, Merger Sub to any person in accordance with the terms of such indebtedness.

         SECTION 7.16. Services Agreements. Prior to the consummation of the Whitman Transfers, PepsiCo, Whitman, Merger Sub and one or more other bottlers licensed by PepsiCo shall agree on the terms of definitive Services Agreements, which shall provide, among other things, (i) for the provision of all support services not located at the respective operating locations of the Bottling Businesses to be transferred pursuant to this Agreement necessary to continue the ongoing operations of such Bottling Businesses, (ii) that payment for all services provided pursuant to such Services Agreements shall be made by the party or parties receiving such services to the party or parties providing such services in an amount equal to the cost (without profit) to the party or parties providing such services and (iii) that no party providing services pursuant to the Services Agreements shall be liable to any other party except to the extent of such party's gross negligence or wilful misconduct in providing such services; provided, however, that the amount recoverable from any party providing services pursuant to the Services Agreements in respect of any such liability shall be limited to the aggregate amount of proceeds received by, or payable to, such party pursuant to the Services Agreements.

         SECTION 7.17. Section 16b-3. Prior to the Closing Date, PepsiCo shall cause the Board of Directors of Merger Sub to adopt a resolution approving the acquisition in the Merger of securities of Merger Sub by officers and directors of Whitman. Such resolution shall specify (i) the names of the executive officers and the directors of Whitman, (ii) the number of securities of Merger Sub to be acquired by such individual, (iii) that approval is being granted to exempt the transaction under Rule 16b-3 promulgated under the Exchange Act and (iv) for acquisitions of derivative securities, the material terms of the derivative securities.

         SECTION 7.18. Insured Claims. (a) PepsiCo and Whitman mutually agree to the following covenants with respect to Liabilities arising from incidents which occurred prior to the Closing and for which the party transferring a Bottling Business or other asset hereunder purchased liability insurance, including but not limited to Workers' Compensation, General Liability and Automobile Liability insurance ("Insured Liabilities"):

          (i) With respect to PepsiCo's Insured Liabilities, Whitman agrees to manage and oversee the following third party claims administrators:

               (A) Kemper Insurance Company for General Liability, Automobile Liability and Illinois, Indiana and Missouri Workers' Compensation claims arising prior to January 1, 1997;

               (B) Travelers Insurance Company for Ohio Workers' Compensation claims arising prior to January 1, 1997; and

               (C) CNA Insurance Company for General Liability, Automobile Liability and Workers' Compensation claims arising after January 1, 1997 through the Closing Date.

          (ii) PepsiCo agrees to provide Whitman with access to such third-party claims administrators and PepsiCo will use its reasonable efforts to modify its contracts with its third-party claims administrators to allow for such access, if necessary.

          (iii) With respect to the Ohio Workers' Compensation claims which arose prior to January 1, 1997, and which are administered by Travelers Insurance Company, PepsiCo agrees to transfer on the Closing Date the reserve balance of $3,048,500, less the aggregate amount paid in respect of such claims between January 20, 1999 and the Closing Date, to Whitman for the payment of all Liabilities associated with such claims.

          (iv) With respect to Whitman's Insured Liabilities, PepsiCo agrees to manage and oversee the following third party claims administrators:

               (A) Gallagher Bassett Services for General Liability, Automobile Liability and Virginia Workers' Compensation claims; and

               (B) Accordia for West Virginia Workers' Compensation claims.

          (v) Whitman agrees to provide PepsiCo with access to such third-party claims administrators, and Whitman will use its reasonable efforts to modify its contracts with its third-party claims administrators to allow for such access, if necessary.

          (vi) Payments to third-party claims administrators shall be the responsibility of the party to whom the Bottling Business or other asset was transferred pursuant to this Agreement.

          (vii) Payments for claims shall be the responsibility of the party to whom the Bottling Business or other asset was transferred pursuant to this Agreement.

          (b) This covenant with respect to the matters contained herein supersedes any reference to such matters elsewhere in this Agreement, in the Employee Benefits Agreement and/or in the Whitman Transfers Employee Services Agreement.


                                  ARTICLE VIII

                              Conditions Precedent

         SECTION 8.01. Conditions Precedent. The respective rights and obligations of each party to effect the Merger and the other transactions contemplated by the Transaction Documents to be effected at the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions precedent:

          (a) Stockholder Approval. The Whitman Stockholder Approval shall have been obtained.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger and the other transactions contemplated by the Transaction

     Documents under the HSR Act shall have been terminated or shall have expired (the "HSR Approval").

          (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger or the other transactions contemplated by the Transaction Documents; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as practicable any such Restraints that may be entered.

          (d) NYSE Listing. The shares of Merger Sub Common Stock issuable to the PepsiCo Subsidiaries and to the stockholders of Whitman pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         SECTION 8.02. Conditions to Obligations of PepsiCo and Merger Sub. The obligations of PepsiCo and Merger Sub to effect the Merger and the other transactions contemplated by the Transaction Documents are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Whitman set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, does not have, and is not reasonably likely to have, a Material Adverse Effect on Whitman, and PepsiCo shall have received a certificate signed on behalf of Whitman by an executive officer of Whitman to such effect.

          (b) Performance of Obligations. Whitman shall have performed in all material respects all obligations required to be performed by it under each of the Whitman Relevant Agreements at or prior to the Closing Date, and PepsiCo shall have received a certificate signed on behalf of Whitman by an executive officer of Whitman to such effect.

          (c) Tax Opinion. PepsiCo shall have received an opinion of its tax counsel, Cravath, Swaine & Moore, in form and substance reasonably satisfactory to PepsiCo, and dated as of the Closing Date, to the effect that the Contribution, and the Contribution and Merger collectively, will constitute an exchange described in Section 351 of the Code and the Merger will constitute a reorganization under Section 368(a) of the Code. In rendering such opinion, Cravath, Swaine & Moore may require delivery of and rely upon the customary representations letters delivered by PepsiCo, Whitman and their respective Subsidiaries in form and substance reasonably satisfactory to Cravath, Swaine & Moore.

      SECTION 8.03. Conditions to Obligations of Whitman. The obligations of Whitman to effect the Merger and the other transactions contemplated by the Transaction Documents are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of PepsiCo set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, does not have, and is not reasonably likely to have, a Material Adverse Effect on the PepsiCo Subsidiaries, and Whitman shall have received a certificate signed on behalf of PepsiCo by an executive officer of PepsiCo to such effect.

          (b) Performance of Obligations. PepsiCo shall have performed in all material respects all obligations required to be performed by it under each of the PepsiCo Relevant Agreements at or prior to the Closing Date, and Whitman shall have received a certificate signed on behalf of PepsiCo by an executive officer of PepsiCo to such effect.

          (c) Tax Opinion. Whitman shall have received an opinion of its tax counsel, Wachtell, Lipton, Rosen &

     Katz, in form and substance reasonably satisfactory to Whitman, and dated as of the Closing Date, to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code and that neither Whitman nor its shareholders shall recognize gain or loss for U.S. Federal income tax purposes as a result of the Merger. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may require delivery of and rely upon the customary representations letters delivered by Whitman, PepsiCo and their respective Subsidiaries in form and substance reasonably satisfactory to Wachtell, Lipton, Rosen & Katz.

          (d) Contribution. The Contribution shall have been consummated in accordance with Article II hereof.


                                   ARTICLE IX

                        Termination, Amendment and Waiver

         SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after the vote of the stockholders of Whitman at the Whitman Stockholders Meeting:

          (a) by mutual written consent of Whitman and PepsiCo; or

          (b) by either Whitman or PepsiCo:

               (i) if the Merger or the other transactions contemplated by the Transaction Documents are not consummated on or before June 30, 1999 (the "Outside Date"), unless the failure to consummate the Merger or such other transaction is the result of a wilful and material breach of this Agreement by the party seeking to terminate this Agreement;

               (ii) if any Governmental Entity issues an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger or the other transactions contemplated by the Transaction Documents and such order, decree, ruling or other action shall have become final and nonappealable; or

               (iii) if, upon a vote at a duly held Whitman Stockholders Meeting to obtain the Whitman Stockholder Approval, the Whitman Stockholder Approval is not obtained;

          (c) by PepsiCo, if Whitman breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition of PepsiCo set forth in Article VIII and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Whitman of such breach (provided that PepsiCo is not then in wilful and material breach of any representation, warranty or covenant contained in this Agreement);

          (d) by Whitman, if PepsiCo breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition of Whitman set forth in Article VIII, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to PepsiCo of such breach (provided that Whitman is not then in wilful and material breach of any representation, warranty or covenant in this Agreement);

          (e) by Whitman in accordance with Section 6.01(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, Whitman shall have complied with all provisions contained in Section 6.01(a), (b) and (c) including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 7.07(b); or

          (f) by PepsiCo, if Whitman or any of its directors or officers shall participate in discussions or negotiations in breach of Section 6.01(a).

         SECTION 9.02. Effect of Termination. In the event of termination of this Agreement by any party as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any Liability or obligation hereunder on the part of any party, other than Section 4.01(b)(ii) (if the Whitman Transfers have previously been consummated) (and the Sections and Articles referenced therein), Section 5.01(r), Section 5.02(q), the last sentence of Section 7.03, Section 7.07, this Section 9.02, Article XIII and the Confidentiality Agreement which provisions and agreements survive such termination and termination of this Agreement will not relieve a breaching party from Liability for any wilful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement giving rise to such termination.

         SECTION 9.03. Amendment. This Agreement may be amended by the parties at any time before or after the Whitman Stockholder Approval; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         SECTION 9.04. Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                    ARTICLE X

                                 Indemnification

         SECTION 10.01. Indemnification. (a) Indemnification by Merger Sub and PGB. (i) From and after the Closing, Merger Sub and PGB shall indemnify PepsiCo and its affiliates (other than Merger Sub, PGB and their respective Subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any loss, Liability, claim, damage or expense (including reasonable legal fees and expenses) ("Losses"), as incurred (payable promptly upon written request), suffered or incurred by any such indemnified party to the extent arising from or relating to (1) any Merger Sub Assumed Liability (except for any such Liability relating to Taxes to the extent covered by Article XI) or (2) any Third Party Claim arising from or relating to any of the information supplied by Whitman or any of its Subsidiaries for inclusion or incorporation by reference in (A) the Form S-4, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (B) the Proxy Statement/Prospectus, at the date it is first mailed to Whitman's stockholders or at the time of the Whitman Stockholders Meeting, containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

         (ii) From and after the Closing, Merger Sub and PGB shall indemnify PepsiCo and its affiliates (other than Merger Sub, PGB and their respective Subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from any Loss, as incurred (payable promptly upon written request), suffered or incurred by any such indemnified party to the extent arising from or relating to any breach of any representation or warranty of Whitman (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) contained in (x) Section 5.01(m) or Section 5.01(o) (but only, in the case of this clause (x), to the extent such breach relates to any of the PepsiCo Acquired Businesses) or (y) Section 5.01(v)(i); provided, however, that neither Merger Sub nor PGB shall have any Liability under this subparagraph (ii) unless the aggregate of all Losses relating thereto for which Merger Sub and PGB would, but for this proviso, be liable exceeds on a cumulative basis $1,000,000, and then only to the extent of any such excess; provided further, however, that neither Merger Sub nor PGB shall have any Liability under this subparagraph (ii) nor shall it count for purposes of the preceding proviso, for any individual item or series of related items or for any series of the same or similar kinds or types of items where the Loss relating thereto is, in the aggregate, less than $250,000. Notwithstanding the foregoing, if the Whitman Transfers are consummated prior to the Closing in accordance with Section 4.01, references in this Section 10.01(a)(ii) to "Closing" shall be deemed to be references to the date of consummation of such Whitman Transfers and references to "Merger Sub" shall, prior to the Effective Time, be deemed to be references to Whitman.

         (b) Indemnification by PepsiCo. From and after the Closing, PepsiCo shall indemnify Merger Sub, PGB and their respective affiliates (other than PepsiCo or the Contributing PepsiCo Subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any Loss, as incurred (payable promptly upon written request), suffered or incurred by any such indemnified party to the extent arising from or relating to (1)any Excluded Liability (except for any such Liability relating to Taxes to the extent covered by Article XI), (2) any breach of any representation or warranty of PepsiCo (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) contained in (x) Section 5.02(b)(iii), (y)
Section 5.02(l) or Section 5.02(n) (but only, in the case of this clause (y), to the extent such breach relates to any of the Merger Sub Acquired Businesses or the PGB Acquired Businesses) or (z) Section 5.02(p)(i) or (3) any Third Party Claim arising from or relating to any of the information supplied by PepsiCo or any of the PepsiCo Subsidiaries for inclusion or incorporation by reference in
(A) the Form S-4, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (B) the Proxy Statement/Prospectus, at the date it is first mailed to Whitman's stockholders or at the time of the Whitman Stockholders Meeting, containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that PepsiCo shall not have any Liability under clause (2)(y) and (z) above unless the aggregate of all Losses relating thereto for which PepsiCo would, but for this proviso, be liable exceeds on a cumulative basis $5,000,000, and then only to the extent of any such excess; provided further, however, that PepsiCo shall not have any Liability under clause (2)(y) and (z) above, nor shall it count for purposes of the preceding proviso, for any individual item or series of related items or for any series of the same or similar kinds or types of items where the Loss relating thereto is, in the aggregate, less than $500,000.

         (c) Losses Net of Insurance, Taxes, etc. In determining whether a Loss is hereof eligible for indemnification under this Article X and in determining the amount of any such Loss for which indemnification is provided under this
Article X, (i) the amount of such Loss shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies, (ii) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (iii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the indemnified party's Liability for Taxes and payments between Merger Sub, Whitman, PGB and PepsiCo to reflect such adjustment shall be made if necessary.

         (d) Procedures Relating to Indemnification. Upon receipt of a claim or demand made by any person who is not a party hereto against a party hereto (a "Third Party Claim") as to which such party (the "indemnified party") may be entitled to indemnification pursuant to this Article X or pursuant to Article XI, indemnified party shall notify the other relevant party (the "indemnifying party") in writing, and in reasonable detail, of the Third Party Claim promptly after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to provide such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall promptly deliver to the indemnifying party copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

         If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with the counsel selected by the indemnifying party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof, including the opportunity to keep fully informed as to all matters which might affect the amount of any claims for indemnification to be made hereunder, and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that (i) the indemnifying party shall control such defense and (ii) the indemnifying party will bear the expenses of separate counsel for the indemnified party to the extent a conflict of interest is likely to exist between the indemnifying party and the indemnified party. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

         If the indemnifying party so elects to assume the defense of any Third Party Claim, the indemnified party shall cooperate with the indemnifying party in the defense thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The indemnifying party shall reimburse the indemnified party for its reasonable out-of-pocket costs of such cooperation. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any Liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent. If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the Liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and that would not otherwise adversely affect the indemnified party. Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

      (e) Termination of Indemnification. Subject to the provisions of
Section 9.02, the obligations to indemnify and hold harmless any party (i)(A) pursuant to Section 10.01(a)(ii) shall terminate on the 12-month anniversary of the date of the Closing, or such earlier date as the Whitman Transfers are consummated in accordance with Section 4.01 and (B) pursuant to Sections 10.01(b)(2)(y) and 10.01(b)(2)(z) shall terminate on the 12-month anniversary of the date of the Closing, (ii) pursuant to Sections 10.01(a)(i)(2) and 10.01(b)(3) shall terminate on the third anniversary of the Effective Time and (iii) pursuant to Sections 10.01(a)(i)(1), 10.01(b)(1) and 10.01(b)(2)(x)
shall not terminate.

                                   ARTICLE XI

                 Tax Indemnification; Certain Other Tax Matters

         SECTION 11.01. Tax Indemnification. (a) Tax Indemnification by Merger Sub and PGB. From and after the Closing, Merger Sub and PGB shall indemnify PepsiCo and its affiliates (other than Merger Sub, PGB, the PGB Acquired Businesses or any of their respective Subsidiaries) against, and hold them harmless from any Loss, as incurred (payable promptly upon written request), suffered or incurred by any such indemnified party with respect to:

         (i) Any United States Federal, state and local or foreign income or franchise taxes of PepsiCo Acquired Businesses for all Pre-Closing Tax Periods (but not including any such Taxes attributable to actions taken by the PepsiCo Acquired Businesses or PepsiCo or any of their respective affiliates (other than Merger Sub, PGB, the PGB Acquired Businesses or any of their respective Subsidiaries) outside of the ordinary course of business after the Closing on the Closing
Date);

         (ii) any United States Federal, state and local or foreign income or franchise taxes attributable to Whitman, PGB, its Subsidiaries or affiliates (other than, solely for taxable periods beginning on or after the Closing Date, or portions thereof, Taxes attributable to the operations of the PepsiCo Acquired Businesses) for which PepsiCo, its Subsidiaries or affiliates (other than Merger Sub, PGB, the PGB Acquired Businesses or any of their respective Subsidiaries) may be held liable solely by virtue of Treasury Regulation Section 1.1502-6 or any similar provision under state or local law, as transferee or successor, by contract or otherwise;

         (iii) Taxes that are Merger Sub Assumed Liabilities; and

         (iv) Taxes of the PGB Acquired Businesses to the extent PepsiCo does not have an indemnity obligation with respect thereto pursuant to Section 11.01(b).

         (b) Tax Indemnification by PepsiCo. From and after the Closing, PepsiCo shall indemnify Merger Sub, PGB and their respective affiliates (other than PepsiCo and its Subsidiaries) against, and hold them harmless from any Loss, as incurred (payable promptly upon written request), suffered or incurred by any such indemnified party with respect to:

         (i) any United States Federal, state and local or foreign income or franchise taxes of the PGB Acquired Businesses for all Pre-Closing Tax Periods (but not including any such Taxes attributable to actions taken by the PGB Acquired Businesses or PGB outside of the ordinary course of business after the Closing on the Closing Date);

         (ii) any United States Federal, state and local or foreign income or franchise taxes attributable to PepsiCo, its Subsidiaries or affiliates (other than, solely for taxable periods beginning on or after the Closing Date, or portions thereof, Taxes attributable to the operations of the Merger Sub Acquired Businesses or the PGB Acquired Businesses) for which PGB, Merger Sub, their Subsidiaries or affiliates (other than PepsiCo and its Subsidiaries) may be held liable solely by virtue of Treasury Regulation Section 1.1502-6 or any similar provision under state or local law, as transferee or successor, by contract or otherwise;

         (iii) Taxes that are Excluded Liabilities; and

         (iv) Taxes of the PepsiCo Acquired Businesses to the extent Merger Sub and PGB does not have an indemnity obligation with respect thereto pursuant to
Section 11.01(a).

         (c) Tax Returns and Cooperations. (i) Each of Merger Sub, PGB, PepsiCo and their respective Subsidiaries (including the PepsiCo Acquired Businesses, the Merger Sub Acquired Businesses and the PGB Acquired Businesses) shall provide to the other any information reasonably requested in order to enable the requestor to prepare and file Tax Returns for Pre-Closing Tax Periods, to respond to audits or other inquiries by any Taxing Authority, or to engage in Tax planning.

         (ii) None of Merger Sub, PGB, PepsiCo, or any of their respective Subsidiaries of either, shall amend any Tax Return if amending such Tax Return could increase or create any indemnification obligation under Section 11.01(a) or (b) for another party unless (except in cases where amendments to state income or franchise Tax Returns are required to be filed to reflect Federal income tax audit adjustments) written permission is first obtained from such other party.

         (iii) The provisions of this Section 11.01 shall survive until 90 days after the expiration of the statutes of limitations for the relevant Tax.

         (d) Coordination with Article X. Any amount that could be described either in Article X or in Section 11.01 shall be treated as described solely in this Section 11.01. Notwithstanding the preceding sentence, any amount otherwise owing by virtue of this Section 11.01 shall not be paid to an indemnified party to the extent it would duplicate any amount previously paid to that indemnified party by virtue of Article X.

         SECTION 11.02. Certain Other Tax Matters. (a) Termination of Tax Sharing Agreements. Any Tax sharing agreement between PepsiCo, on the one hand, and any of Merger Sub, the PGB Acquired Businesses or Merger Sub Acquired Businesses on the other, shall be terminated as of the Closing Date and shall thereafter have no further effect for any taxable year (whether the current year, a future year, or past year). Any Tax sharing agreement between Whitman or PGB, on the one hand, and any PepsiCo Acquired Business, on the other, shall be terminated as of the Closing Date and shall thereafter have no further effect for any taxable year (whether the current year, a future year, or a past year). Any payments required by any such Tax sharing agreement shall be made at or prior to the termination thereof.

         (b) FIRPTA Affidavit. PepsiCo shall deliver (or cause to be delivered) to Whitman an affidavit (a "FIRPTA affidavit") in form and substance reasonably satisfactory to the recipient, duly executed and acknowledged, certifying facts that would exempt from any withholding requirement under Section 1445 of the Code any payments for any United States real property interests being transferred pursuant to this Agreement.

         (c) FIRPTA Affidavit. Whitman and PGB shall deliver (or cause to be delivered) to Pepsi an affidavit (a "FIRPTA affidavit") in form and substance reasonably satisfactory to the recipient, duly executed and acknowledged, certifying facts that would exempt from any withholding requirement under
Section 1445 of the Code any payments for any United States real property interests being transferred pursuant to this Agreement.

                                   ARTICLE XII

                           Working Capital Adjustments

     SECTION 12.01. Working Capital Adjustments. (a) Each of the parties hereto acknowledges and agrees that, as of the close of business on the Closing Date, each of the Merger Sub Acquired Businesses, the PGB Acquired Businesses and the PepsiCo Acquired Businesses should have a Working Capital Amount equal to the Projected Working Capital Amount for such business (and each of the parties will make adjustments as set forth herein to cause such business to have such Working Capital Amount), and in furtherance thereof, within 60 days after the Closing Date, (i) Merger Sub shall prepare and deliver to PepsiCo a statement (the "Merger Sub Statement") setting forth (A) the Working Capital Amount as of the close of business on the Closing Date (the "Closing Working Capital Amount") of the Merger Sub Acquired Businesses, taken as a whole, and each of the PGB Acquired Businesses and (B) the Projected Working Capital Amount of the Merger Sub Acquired Businesses, taken as a whole, and each of the PGB Acquired Businesses as of the close of business on the Closing Date, together with a certificate of Merger Sub and Merger Sub's independent auditors that the Merger Sub Statement has been prepared in compliance with the requirements of this
Section 12.01(a) and (ii) PepsiCo shall prepare and deliver a statement (the "PepsiCo Statement") setting forth (A) the Closing Working

Capital Amount of the PepsiCo Acquired Businesses (with Princetonco and Marionco taken as a whole, and Neva Holdings LLC and St. Petersburgco taken as a whole), and (B) the Projected Working Capital Amount of the PepsiCo Acquired Businesses (with Princetonco and Marionco taken as a whole, and Neva Holdings LLC and St. Petersburgco taken as a whole) as of the close of business on the Closing Date, together with a certificate of PepsiCo and PepsiCo's independent auditors that the PepsiCo Statement has been prepared in compliance with the requirements of this Section 12.01(a). Each of Merger Sub, Whitman and PepsiCo agrees that, notwithstanding anything to the contrary contained in this Agreement, (i) there shall be excluded from any calculation of the Closing Working Capital Amount of any of the PepsiCo Acquired Businesses the portion of any current assets which did not arise in the ordinary course of business consistent with past practice of any of the PepsiCo Acquired Businesses and (ii) if the Whitman Transfers are consummated prior to the Closing in accordance with Section 4.01, references in this Section 12.01 to "Closing Date" shall be deemed to be references to the date of consummation of such Whitman Transfers, references in this Section 12.01 to "Merger Sub" shall be deemed to be references to Whitman and the procedures set forth in this Article XII shall commence as of such date with respect to the PepsiCo Acquired Businesses.

         During the 30-day period following the receipt by Merger Sub of the PepsiCo Statement and the receipt by PepsiCo of the Merger Sub Statement, each of Merger Sub and PepsiCo and their respective independent auditors shall be permitted to review the working papers relating to the preparation of the other party's Statement. Each of the Merger Sub Statement and the PepsiCo Statement shall become final and binding upon PepsiCo and Merger Sub, respectively, on the 30th day following delivery thereof, unless PepsiCo or Merger Sub, respectively, gives written notice of its disagreement with the other party's Statement (a "Notice of Disagreement") to the other party prior to such date, in which case the Statement or Statements subject to a Notice of Disagreement shall not then become final and binding. Any Notice of Disagreement shall (A)specify in reasonable detail the nature of any disagreement so asserted, (B)only include disagreements based on mathematical errors or based on the Closing Working Capital Amounts or the Projected Working Capital Amounts not being calculated in accordance with this Section 12.01(a), (C) be accompanied by a certificate of the party delivering the Notice of Disagreement that it has complied with the covenants set forth in Section 7.12(b) and (D) be accompanied by a certificate of such party's independent auditors that they concur with each of the positions taken by such party in the Notice of Disagreement. If a Notice of Disagreement is received by Merger Sub or PepsiCo, as applicable, in a timely manner, then the Merger Sub Statement and/or the PepsiCo Statement which is subject to a Notice of Disagreement, as applicable (as revised in accordance with clause (I) or (II) below), shall become final and binding upon PepsiCo or Merger Sub, respectively, on the earlier of (I) the date Merger Sub and PepsiCo resolve in writing any differences they have with respect to the matters specified in such Notice of Disagreement or (II) the date the Accounting Firm issues a decision as described below.

         During the 30-day period following the delivery of any Notice of Disagreement, Merger Sub and PepsiCo shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in such Notice of Disagreement. During such period each of Merger Sub and PepsiCo and their respective independent auditors shall have access to the working papers of the other party's auditors prepared in connection with their certification of such Notice of Disagreement. If Merger Sub and PepsiCo have not resolved such differences by the end of such 30-day period, Merger Sub and PepsiCo shall submit to an independent accounting firm (the "Accounting Firm") their respective calculations of the applicable Closing Working Capital Amounts and Projected Working Capital Amounts for the Merger Sub Acquired Businesses, the PGB Acquired Business and the PepsiCo Acquired Businesses which is subject to a Notice of Disagreement, and the Accounting Firm shall choose in each such case which of the two party's calculations it believes to be more correct as reflected on the applicable Statement or Notice of Disagreement and that calculation shall then become the Closing Working Capital Amount and/or the Projected Working Capital Amount for the applicable business for all purposes. The Accounting Firm shall be KPMG Peat Marwick LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon following the Closing by Merger Sub and PepsiCo in writing. Merger Sub and PepsiCo shall use reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to it within 30 days following the submission of the matters. Merger Sub and PepsiCo agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any arbitration (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 12.01(a)shall be borne equally by Merger Sub and PepsiCo. The fees and disbursements of each of Merger Sub's and PepsiCo's own independent auditors incurred in connection with their review of the Merger Sub Statement and the PepsiCo Statement and review of any Notice of Disagreement shall be borne by itself.

         (b) In lieu of the accounts receivable and trade payables of each of the Merger Sub Acquired Businesses, PepsiCo shall cause a good faith estimate of the amount of the accounts receivable less the amount of trade payables (the "Net Receivables Amount") of each of the Merger Sub Acquired Businesses as of the Closing Date, less the amount equal to the interest for a thirty-day period on the Net Receivables Amount (calculated at the interest rate applicable to the Contributed Intercompany Indebtedness) (as so reduced, the "Discounted Net Receivables Amount"), to be included in cash or cash equivalents in each such Merger Sub Acquired Business upon the Closing Date. In the case of any Closing Working Capital Amount which is less than the Projected Working Capital Amount of any of the Merger Sub Acquired Businesses, the PGB Acquired Businesses or the PepsiCo Acquired Businesses, the transferor of such business shall, and if the Closing Working Capital Amount is more than the Projected Working Capital Amount, the acquiror of such business shall, within 10 business days after the applicable Statement becomes final and binding on Merger Sub and PepsiCo or the Accounting Firm renders its final decision, make payment(s) by wire transfer in immediately available funds of the amount of each such difference, together with interest thereon at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A. as its prime rate, calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of each such payment.


                                  ARTICLE XIII

                               General Provisions

         SECTION 13.01. Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing (it being understood that, notwithstanding the foregoing, certain of such representations and warranties shall be subject to Article X). This Section 13.01 shall not limit (a) any covenant or agreement of the parties which by its terms contemplates performance after the Closing or (b) the survival of Section 5.01(r), Section 5.02(p),
Section 7.07, Section 7.10, Section 7.14, Section 7.18, Section 9.02,

Article X, Article XI, Article XII, this Article XIII and the Confidentiality Agreement.

         SECTION 13.02. Notices. Any notice or other communication that is required or that may be given in connection with this Agreement shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail or by Federal Express or similar courier service, postage prepaid, and shall be deemed given when so received if delivered personally or by telecopy or, if mailed, seven (7) calendar days after the date of mailing (three (3) calendar days in the case of express mail, Federal Express or similar courier service), as follows:

      If to Whitman (or to Merger Sub following the Effective Time):

      Whitman Corporation
      3501 Algonquin Road
      Rolling Meadows, IL 60008
      Attention of General Counsel
      Facsimile: (847) 818-5047

      With a separate copy delivered to:

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, NY  10019
      Attention of Martin Lipton, Esq.
      Facsimile:  (212) 403-2000

      If to PepsiCo (or to Merger Sub prior to the Effective Time):

      PepsiCo, Inc.
      700 Anderson Hill Road
      Purchase, NY 10577
      Attention of General Counsel
      Facsimile: (914) 253-3667

      With a separate copy delivered to:

      Cravath, Swaine & Moore
      825 Eighth Avenue
      New York, NY 10019
      Attention of Robert A. Kindler, Esq.
      Facsimile:  (212) 474-3700

      SECTION 13.03. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto

(whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 13.04. Severablity. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 13.05. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other Transaction Documents (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Contribution, the Merger and the other transactions contemplated by the Transaction Documents and (b) are not intended to confer upon any person other than the parties any rights or remedies.

         SECTION 13.06. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         SECTION 13.07. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 13.08. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

         SECTION 13.09. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         SECTION 13.10. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.


         IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed as of the day first written above.


                       WHITMAN CORPORATION,

                         by /S/ BRUCE S. CHELBERG
                            ------------------------------
                            Name: Bruce S. Chelberg
                            Title: Chairman and Chief Executive Officer


                       PEPSICO, INC.,

                         by /S/ WILLIAM T. HEAVISIDE
                            ------------------------------
                            Name: William T. Heaviside
                            Title: Vice President


                       HEARTLAND TERRITORIES HOLDINGS, INC.

                         by /S/ WILLIAM T. HEAVISIDE
                            ------------------------------
                            Name: William T. Heaviside
                            Title: Vice President

                                                                         ANNEX I
                                        TO THE CONTRIBUTION AND MERGER AGREEMENT




                               Certain Definitions


         As used in this Agreement, the following terms shall have the following meanings (unless otherwise specified, section references refer to sections of this Agreement):

         "Accounting Firm" is defined in Section 12.01(a).

         "Acquired Assets" means, with respect to any Merger Sub Acquired Business (each, a "Transferred Business"):

          (i) all Premises of the transferor primarily used in the operation of the Transferred Business, in each case together with such transferor's right, title and interest in all buildings, improvements and fixtures thereon and all other appurtenances thereto;

          (ii) all Inventory of the transferor that on the Closing Date is located on the Premises of the transferor, and all raw materials, work-in-process, finished goods, supplies, parts, spare parts and other inventories of each of the transferor (including in transit, on consignment or in the possession of any third party) on the Closing Date that is used or held for use primarily in the operation or conduct of the Transferred Business by such transferor;

          (iii) all Personal Property of the transferor that is used or held for use primarily in the operation or conduct of the Transferred Business by such transferor;

          (iv) all Permits of the transferor that are used or held for use primarily in the operation or conduct of the Transferred Business by such transferor (the "Assigned Permits");

          (v) all Contracts to which the transferor is a party or by which such transferor, or the Acquired Assets relating to such Transferred Business, are bound or controlled that are used or held for use primarily in, or that arise primarily out of, the operation or conduct of the Transferred Business by such transferor (the "Assigned Contracts");

          (vi) all rights in and to products sold or leased (including products returned after the Closing and rights of rescission, replevin and reclamation) primarily in the operation or conduct of the Transferred Business;

          (vii) originals of all books of account, ledgers, general, financial, accounting and personnel records, files, invoices, customers' and suppliers' lists, other distribution lists, billing records, sales and promotional literature, manuals, customer and supplier correspondence (in all cases, in any form or medium) (the "Records") of the transferor that are used or held for use exclusively in, or that arise exclusively out of, the conduct or operation of the Transferred Business and copies of all Excluded Records; and

          (viii) all goodwill generated by or associated with the Transferred Business.

         "Acquisition Proposal" means any proposal for an acquisition of all or any part of the Merger Sub Acquired Businesses and/or the PGB Acquired Businesses by any other person.

         "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

         "Agreement" means the Contribution and Merger Agreement dated as of January 25, 1999, among Whitman, PepsiCo and Merger Sub to which this Annex I is attached.

         "Applicable Period" is defined in Section 6.01(a).

         "Assigned Contracts" is defined in clause (v) of the definition of Acquired Assets.

         "Assigned Permits" is defined in clause (iv) of the definition of Acquired Assets.

         "Assignment and Assumption Agreement" is defined in Section 7.11(b).

         "beneficial ownership" has the meaning set forth in Rule 13d-3 under the Exchange Act.

         "Bottling Business" means the manufacture, distribution and sale of beverage products.

         "Bottling Contract" means any contract or agreement (i) granting a license from any person to engage in a Bottling Business, (ii) providing for marketing or other support or assistance from such person relating to such Bottling Business or (iii) providing for the purchase of concentrate from such person relating to such Bottling Business.

         "Break-up Payment" is defined in Section 7.07(c).

         "Certificate of Merger" is defined in Section 3.02.

         "Closing" is defined in Section 1.01(a).

         "Closing Date" is defined in Section 1.01(a).

         "Closing Working Capital Amount" is defined in Section 12.01(a).

         "Code" is defined in the preamble to this Agreement.

         "Confidentiality Agreement" is defined in Section 7.03.

         "Contracts" means contracts, leases, licenses, indentures, agreements, commitments and all other legally binding arrangements, whether oral or written.

         "Contributed Intercompany Indebtedness" is defined in Section 2.02(v).

         "Contributing PepsiCo Subsidiary" means each of Ohio Sub, St. Louis Sub, Opco Sub and Metro Sub.

         "Contribution" is defined in the preamble to this Agreement.

         "Czechco" means Pepsi-Cola CR SPOL s.r.o., a partnership organized under the laws of the Czech Republic.

         "Czechco Shares" means all of the issued and outstanding partnership interests of Czechco.

         "DGCL" is defined in Section 3.01.

         "Discounted Net Receivables Amount" is defined in Section 12.01(b).

         "Effective Time" is defined in Section 3.02.

         "Employee Benefits Agreement" is defined in the preamble to this Agreement.

         "Environmental Law" means all applicable statutes, laws, ordinances, rules, orders and regulations which are administered, interpreted or enforced by the U.S. Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment.

         "ERISA" is defined in Section 5.01(j).

         "Exchange Act" is defined in Section 5.01(d).

         "Excluded Assets" means:

          (i) all cash and cash equivalents, including checks or payments in transit or collection, of any Contributing PepsiCo Subsidiary (other than (A) the amount of cash and/or cash equivalents equal to the Discounted Net Receivables Amount applicable to each of the Merger Sub Acquired Businesses in accordance with Section 12.01(b) and (B)(1) cash in vending machines,
     (2) cash with drivers and (3) petty cash);

          (ii) all accounts receivable of any Contributing PepsiCo Subsidiary;

          (iii) all assets listed on Schedule A to this Agreement;

          (iv) all rights, claims and credits of any Contributing PepsiCo Subsidiary to the extent relating to any Excluded Asset or any Excluded Liability, including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of any Contributing PepsiCo Subsidiary in respect of any Excluded Asset or any Excluded Liability;

          (v) all rights of PepsiCo or any Contributing PepsiCo Subsidiary under this Agreement and the other Transaction Documents; and

          (vi) originals of all Records of PepsiCo, any Contributing PepsiCo Subsidiary that are not exclusively used or held for use in, or that do not arise exclusively out of, the conduct or operation of the Merger Sub Acquired Businesses (the "Excluded Records").

         "Excluded Liabilities" means:

          (i) any Liabilities to the extent and only to the extent relating to the Excluded Assets;

          (ii) any Liabilities in respect of trade payables of any Contributing PepsiCo Subsidiary;

          (iii) any Liabilities relating to the Transferred Individuals to the extent specifically and expressly retained by PepsiCo or any of its Subsidiaries as set forth in the Employee Benefits Agreement; and

          (iv) any Liabilities referred to in Schedule B to this Agreement;

          (v) any Liabilities for income or franchise Taxes of any of PepsiCo or any of its Subsidiaries (or any of their predecessors);

          (vi) any Liabilities for Taxes attributable to the ownership, operation or disposition by any of PepsiCo or any of its Subsidiaries (or any of their predecessors) of assets other than a Merger Sub Acquired Business; and

          (vii) any Liabilities for Taxes allocated to PepsiCo pursuant to
     Section 7.07(a)(3).

         "Excluded Records" is defined in clause (vi) of the definition of Excluded Assets.

         "FIRPTA affidavit" is defined in Section 11.02(b).

         "Form S-4" is defined in Section 5.01(d).

         "Form S-8" is defined in Section 5.02(c).

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Entity" is defined in Section 5.01(d).

         "Hazardous Material" means any waste or other substance regulated under any Environmental Law including any hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, or any similar Federal, state or local law.

         "HSR Act" is defined in Section 5.01(d).

         "HSR Approval" is defined in Section 8.01(b).

         "Hungarianco" means FOVAUROSI ASVANYVIZ ES UDIT OIT ARI RESZVENYI ARSASAG, a corporation organized under the laws of Hungary.

         "Hungarianco Shares" means all of the issued and outstanding shares of capital stock of Hungarianco owned, directly or indirectly, by PepsiCo, which shares represent 99% of the issued and outstanding shares of capital stock of Hungarianco.

         "indemnified party" is defined in Section 10.01(d).

         "indemnifying party" is defined in Section 10.01(d).

         "Insured Liabilities" is defined in Section 7.18(a).

         "International Master Bottling Agreement" is defined in the preamble to this Agreement.

         "Intercompany Trade Accounts" is defined in the definition of Working Capital Amount.

         "Inventory" means raw materials, work-in-process, finished goods, supplies, parts, spare parts and other inventories.

         "knowledge" of any person which is not an individual means the knowledge of such person's executive officers after reasonable inquiry.

         "Liabilities" is defined in Section 2.02.

         "Liens" means all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

         "Losses" is defined in Section 10.01(a)(i).

         "Marionco" means Pepsi-Cola General Bottlers of Virginia, Inc., a Virginia corporation.

         "Marionco Shares" means all of the issued and outstanding capital stock of Marionco.

         "Master Bottling Agreement" is defined in the preamble to this Agreement.

         "Master Fountain Syrup Agreement" is defined in the preamble to this Agreement.

         "Material Adverse Change" or "Material Adverse Effect" means (i) with respect to Whitman, any change, effect, event, occurrence or state of facts that
(x) is, or is reasonably likely to be, materially adverse to the business, financial condition or results of operations of Whitman and its Subsidiaries taken as a whole, (y) materially impairs the ability of Whitman to perform its obligations under this Agreement and the other Transaction Documents or (z) prevents the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents and (ii) with respect to the PepsiCo Subsidiaries, any change, effect, event, occurrence or state of facts that (x) is, or is reasonably likely to be, materially adverse to the business, financial condition or results of operations of the PepsiCo Subsidiaries and their Subsidiaries taken as a whole, (y) materially impairs the ability of the PepsiCo Subsidiaries to perform their obligations under this Agreement and the other Transaction Documents or (z) prevents the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents other than, in the case of clauses (i) and (ii), any change, effect, event, occurrence or state of facts (I) that occurs as a result of any act or omission of Whitman or PepsiCo (and/or the PepsiCo Subsidiaries) that has been previously consented to in writing by the other party hereto or (II) relating to (A) the United States economy or securities markets in general, (B) applicable international and regional economies in general, (C) this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or the announcement thereof, and (D) to the beverage bottling industry in general, and not specifically relating to Whitman or the PepsiCo Subsidiaries or their respective Subsidiaries.

         "Merger" is defined in the preamble to this Agreement.

         "Merger Consideration" is defined in Section 3.06(c).

         "Merger Sub" is defined in the preamble to this Agreement.

         "Merger Sub Acquired Businesses" means, collectively, the Ohio Sub Bottling Business, the St. Louis Sub Bottling Business and the Opco Sub Bottling Business to be acquired by Merger Sub from certain of the PepsiCo Subsidiaries pursuant to the Contribution.

         "Merger Sub Assumed Liabilities" is defined in Section 2.02.

         "Merger Sub Benefit Plans" is defined in Section 5.02(h).

         "Merger Sub Common Stock" is defined in the preamble to this Agreement.

         "Merger Sub Repurchase" is defined in Section 7.14.

         "Merger Sub Statement" is defined in Section 12.01(a).

         "Merger Sub/PGB Acquired Businesses Financial Statements" is defined in
Section 5.02(d).

         "Metro Sub" is defined in the preamble to this Agreement.

         "Net Receivables Amount" is defined in Section 12.01(b).

         "Neva Holdings LLC" means Neva Holdings LLC, a Delaware limited liability company.

         "Neva Holdings LLC Units" means all of the issued and outstanding limited liability interests of Neva Holdings LLC.

         "New Allied Brand Appointments" is defined in the preamble to this Agreement.

         "New Pepsi-Cola Bottling Appointments" is defined in the preamble to this Agreement.

         "Notice of Disagreement" is defined in Section 12.01(a).

         "NYSE" is defined in Section 5.02(c).

         "Ohio Sub" is defined in the preamble to this Agreement.

         "Ohio Sub Bottling Business" means the manufacture, distribution and sale at and from the plants (and other sites) listed in Schedule C hereto by Ohio Sub of beverage products, including primarily PepsiCo brand soft drinks and soft drink concentrates under licensed appointments from PepsiCo, within the territory set forth in Schedule C hereto, including the Acquired Assets used or held for use primarily in the conduct of such business (other than the Excluded Assets).

         "Old Bottling Agreements" means any Bottling Contract in effect prior to the Closing between PepsiCo or any of its Subsidiaries or affiliates (other than Whitman or PGB), on the one hand, and Whitman, PGB or any of their Subsidiaries or affiliates (other than PepsiCo), on the other hand.

         "Opco Sub" is defined in the preamble to this Agreement.

         "Opco Sub Bottling Business" means the manufacture, distribution and sale at and from the plants (and other sites) listed in Schedule D hereto by Opco Sub of beverage products, including primarily PepsiCo brand soft drinks and soft drink concentrates under licensed appointments from PepsiCo, within the territory set forth in Schedule D hereto, including the Acquired Assets used or held for use primarily in the conduct of such business (other than the Excluded Assets).

         "Outside Date" is defined in Section 9.01(b).

         "PepsiCo" is defined in the preamble to this Agreement.

         "PepsiCo Acquired Businesses" means, collectively, the businesses of Princetonco, Marionco and Neva Holdings LLC (including, in the case of Princetonco and Marionco, the vehicles and fleet assets, leasehold interests and intangible assets to be acquired by PepsiCo (or its designee) from certain of the Subsidiaries of Whitman pursuant to the Whitman Transfers) to be acquired by PepsiCo (or its designee) from certain of the Subsidiaries of Whitman pursuant to the Whitman Transfers.

         "PepsiCo Acquired Businesses Financial Statements" is defined in
Section 5.01(e).

         "PepsiCo Acquired Shares" means, collectively, the Princetonco Shares, the Marionco Shares and the Neva Holdings LLC Shares.

         "PepsiCo Benefit Plans" is defined in Section 5.02(h).

         "PepsiCo Disclosure Schedule" is defined in Section 5.02.

         "PepsiCo Filed SEC Documents" is defined in Section 5.02(f).

         "PepsiCo Intercompany Agreements" means any Contract between or among PepsiCo or its Subsidiaries or its affiliates to the extent relating to or affecting any of the PepsiCo Subsidiaries, other than the Contributed Intercompany Indebtedness and the Intercompany Trade Accounts between or among PepsiCo or its Subsidiaries or its affiliates and any of the PepsiCo Subsidiaries.

         "PepsiCo Multiemployer Pension Plans" is defined in Section 5.02(i).

         "PepsiCo Pension Plans" is defined in Section 5.02(i).

         "PepsiCo Relevant Agreements" is defined in Section 5.02(c).

         "PepsiCo Statement" is defined in Section 12.01(a).

         "PepsiCo Subsidiaries" means, collectively, (i) Merger Sub, Czechco, Slovackco, Hungarianco, Polandco and Poland Distributionco and (ii) each of the Contributing PepsiCo Subsidiaries (in each case with respect to only the Merger Sub Acquired Businesses).

         "PepsiCo Transfers" is defined in the preamble to this Agreement.

         "Permits" is defined in Section 5.01(m).

         "Permitted Liens" means (i) mechanics', carriers', workmen's, repairmen's and other like Liens arising or incurred in the ordinary course of business, (ii) Liens for Taxes, assessments and other governmental charges that are not yet due and payable or that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings and (iii) imperfections of title and other Liens that, individually or in the aggregate, do not materially impair the continued operation of, in the case of Whitman, the business of Whitman and its Subsidiaries as currently conducted, and in the case of the PepsiCo Subsidiaries, the Merger Sub Acquired Businesses and the PGB Acquired Businesses as currently conducted.

         "person" means any individual, corporation, partnership, limited liability company, joint venture, trust, business association or other entity.

         "Personal Property" means tangible personal property (other than Inventory) and all interests therein, including all machinery, equipment, furniture and vehicles.

         "PGB" is defined in the preamble to this Agreement.

         "PGB Acquired Businesses" means, collectively, (i) the businesses of each of Slovackco, Czechco, Hungarianco, Polandco and Poland Distributionco, in each case to be acquired by PGB from certain of the PepsiCo Subsidiaries pursuant to the PepsiCo Transfers, (ii) the vending machine assets to be acquired by PGB (or its designee) from Gray Hawk Leasing Company pursuant to the PepsiCo Transfers and (iii) the vehicle and other fleet assets to be acquired by Globe Transport, Inc. from New Bern Transport Company pursuant to the PepsiCo Transfers.

         "PGB Shares" means 32 shares of common stock, without par value, of PGB owned by Metro Sub, which shares represent 20% of the issued and outstanding shares of common stock of PGB.

         "Poland Approvals" is defined in Section 5.01(d).

         "Poland Distributionco" means PepsiCo Trading Sp. zo.o., a limited liability company organized under the laws of Poland.

         "Poland Distributionco Shares" means all of the issued and outstanding limited liability interests of Poland Distributionco.

         "Polandco" means Zrodlo Pniewy Sp. zo.o, a limited liability company organized under the laws of Poland.

         "Polandco Shares" means all of the 783,343 issued and outstanding limited liability interests of Polandco owned, directly or indirectly, by PepsiCo, which interests represent 46.696% of the issued and outstanding limited liability interests of Polandco.

         "Pre-Closing Tax Period" means any taxable period (or portion thereof) that ends on or before the Closing Date.

         "Premises" means real property, leaseholds and other interests in real property.

         "Princetonco" means Pepsi-Cola General Bottlers of Princeton, Inc., a West Virginia corporation.

         "Princetonco Shares" means all of the issued and outstanding capital stock of Princetonco.

         "Projected Working Capital Amount" means (i) with respect to any U.S. Bottling Business, a Working Capital Amount equal to the product of (x) $.40 and
(y) the aggregate number of raw bottle and can cases sold by such Bottling Business during the twelve-month period immediately preceding the Closing Date, minus, in the case of the Merger Sub Acquired Businesses, the Receivables Discount applicable to each such Merger Sub Acquired Business, and (ii) with respect to (A) Slovackco and Czechco (taken as a whole), a Working Capital Amount equal to the product of (x) $.14 and (y) the aggregate number of raw bottle and can cases sold by Slovackco and Czechco during the twelve-month period immediately preceding the Closing Date, (B) Hungarianco, a Working Capital Amount equal to the product of (x) $(-).06 and (y) the aggregate number of raw bottle and can cases sold by Hungarianco during the twelve-month period immediately preceding the Closing Date, (C) Poland Distributionco, a Working Capital Amount equal to the product of (x) $.40 and (y) the aggregate number of raw bottle and can cases sold by Poland Distributionco during the twelve-month period immediately preceding the Closing Date, (D) Polandco, a Working Capital Amount equal to $(-)6,650,000 (provided that PepsiCo shall only be obligated for, or entitled to, its pro rata portion (based on PepsiCo's pro rata ownership interest of Polandco on the Closing Date) of any Working Capital Amount less than, or greater than, the Projected Working Capital Amount for Polandco in accordance with Article XII) and (E) St. Petersburgco, a Working Capital Amount equal to the product of (x) the quotient of (1) the sum of the Working Capital Amounts of St. Petersburgco at the end of each calendar month in 1998 divided by 12 and (2) the aggregate number of raw bottle and can cases sold by St. Petersburgco during 1998 and (y) the aggregate number of raw bottle and can cases sold by St. Petersburgco during the twelve-month period immediately preceding the Closing Date.

         "Proxy Statement/Prospectus" is defined in Section 5.01(d).

         "Records" is defined in clause (vii) of the definition of Acquired Assets.

         "Receivables Discount" means, with respect to each of the Merger Sub Acquired Businesses, an amount equal to the Net Receivables Amount less the Discounted Net Receivables Amount applicable to such Merger Sub Acquired Business.

         "Registration Rights Agreement" is defined in the preamble to this Agreement.

         "Restraints" is defined in Section 8.01(c).

         "SARs" is defined in Section 5.01(c).

         "SEC" means the Securities and Exchange Commission.

         "SEC Filings Side Letter" means the letter agreement dated as of the date hereof between PepsiCo and Whitman relating to the Form S-4 and the Proxy Statement/Prospectus.

         "Securities Act" is defined in Section 5.01(e).

         "Services Agreements" is defined in the preamble to this Agreement.

         "Shareholder Agreement" is defined in the preamble to this agreement.

         "Significant Subsidiary" means a Significant Subsidiary as defined in Rule 1-02 of Regulation S-X of the SEC.

         "Slovackco" means Pepsi-Cola SR, a corporation organized under the laws of the Slovak Republic.

         "Slovackco Shares" means all of the issued and outstanding shares of capital stock of Slovackco.

         "St. Louis Sub" is defined in the preamble to this Agreement.

         "St. Louis Sub Bottling Business" means the manufacture, distribution and sale at and from the plants (and other sites) listed in Schedule E hereto by St. Louis Sub of beverage products, including primarily PepsiCo brand soft drinks and soft drink concentrates under licensed appointments from PepsiCo, within the territory set forth in Schedule E hereto, including the Acquired Assets used or held for use primarily in the conduct of such business (other than the Excluded Assets).

         "St. Petersburgco" means O.O.O. Pepsi-Cola General Bottlers, a corporation organized under the laws of the Russian Federation.

         "St. Petersburgco Shares" means all of the issued and outstanding shares of capital stock of St. Petersburgco.

         "Subsidiary" or "Subsidiaries" when used with respect to any person shall mean any other person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

         "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Whitman Common Stock then outstanding or all or substantially all the assets of Whitman and its subsidiaries taken together and otherwise on terms which the Board of Directors of Whitman determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation and such other matters as the Board of Directors of Whitman deems relevant) to be more favorable to Whitman's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Whitman, is reasonably capable of being obtained by such third party.

         "Surviving Corporation" is defined in Section 3.01.

         "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Whitman and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Whitman or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Whitman or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Whitman or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto and including any amendment thereof.

         "Taxes" means any Federal, state, local or foreign tax, fee or other like assessment or charge of any kind whatsoever (including Federal income tax and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value-added, transfer, franchise, profits, license, withholding on amounts paid to or by the taxpayer, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall tax, premium, custom, duty or other tax), together with any interest, penalty addition to tax or additional amount due.

         "Termination Fee" is defined in Section 7.07(b).

         "Third Party Claim" is defined in Section 10.01(d).

         "Transaction Documents" means this Agreement, the New Pepsi-Cola Bottling Appointments, the New Allied Brand Appointments, the Shareholder Agreement, the Services Agreements, the Registration Rights Agreement, the Employee Benefits Agreement, the Whitman Transfers Employee Benefits Agreement, the Assignment and Assumption Agreement and the SEC Filings Side Letter.

         "Transferred Business" is defined in the definition of Acquired Assets.

         "Transferred Individuals" has the meaning given to such term in the Employee Benefits Agreement.

         "Whitman Acquired Foreign Shares" means, collectively, the Slovackco Shares, the Czechco Shares, the Hungarianco Shares, the Polandco Shares and the Poland Distributionco Shares.

         "Whitman Acquisition Agreement" is defined in Section 6.01(b).

         "Whitman" is defined in the preamble to this Agreement.

         "Whitman Benefit Plans" is defined in Section 5.01(i).

         "Whitman Common Stock" is defined in the preamble to this Agreement.

         "Whitman Disclosure Schedule" is defined in Section 5.01.

         "Whitman Executives" is defined in Section 5.01(l).

         "Whitman Filed SEC Documents" is defined in Section 5.01(g).

         "Whitman Form 10-K" is defined in Section 5.01(b).

         "Whitman Intercompany Agreements" means any Contract between or among Whitman or its Subsidiaries or its affiliates to the extent relating to or affecting any of the PepsiCo Acquired Businesses, other than the Intercompany Trade Accounts between or among Whitman or its Subsidiaries or its affiliates and any of the PepsiCo Acquired Businesses.

         "Whitman Multiemployer Pension Plans" is defined in Section 5.01(j).

         "Whitman Notice" is defined in Section 6.01(a).

         "Whitman Pension Plans" is defined in Section 5.01(j).

         "Whitman Pro Forma Financial Statements" is defined in Section 5.01(e).

         "Whitman Relevant Agreements" is defined in Section 5.01(d).

         "Whitman Rights" is defined in Section 5.01(c).

         "Whitman Rights Agreement" is defined in Section 5.01(c).

         "Whitman Rights Plan Amendment" is defined in Section 5.01(t).

         "Whitman SEC Documents" is defined in Section 5.01(e).

         "Whitman Stock Options" is defined in Section 5.01(c).

         "Whitman Stock Plans" is defined in Section 5.01(c).

         "Whitman Stockholder Approval" is defined in Section 5.01(d).

         "Whitman Stockholders Meeting" is defined in Section 5.01(f).

         "Whitman Transfers" is defined in the preamble to this Agreement.

         "Whitman Transfers Employee Benefits Agreement" is defined in the preamble to this Agreement.

         "Working Capital Amount" means, with respect to any Bottling Business on any date, current assets minus current liabilities of such Bottling Business on such date, determined in accordance with GAAP applied on a basis consistent with the policies used by such Bottling Business in the preparation of its financial statements for fiscal 1997; provided, however, that (i)(A) the amount of any short-term indebtedness for borrowed money or short-term capitalized lease obligations shall be excluded from the calculation of current liabilities of any Bottling Business to the extent (and only to the extent) the amount of such short-term indebtedness for borrowed money or short-term capitalized lease obligations reduced the purchase price attributable to such Bottling Business in accordance with Section 4.03, (B) U.S. Tax benefits attributable to losses of Polandco and Poland Distributionco and not available as a Tax benefit to Polandco or Poland Distributionco shall be excluded from the calculation of current assets of each of Polandco and Poland Distributionco, (C) short-term intercompany trade accounts receivable and payable which arose in the ordinary course of operations for the purchase or sale of goods and services (which are normally eliminated in consolidation) ("Intercompany Trade Accounts") shall be counted as current assets and current liabilities of each
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such Bottling Business, (D) payables in respect of lease payments relating to vehicle and other fleet assets for pre-closing periods shall be counted as current liabilities and (E) the Contributed Intercompany Indebtedness shall be excluded from the calculation of current liabilities of each of the Merger Sub Acquired Businesses, (ii) for any inventory to be counted as part of the current assets of any such Bottling Business, such inventory must be usable and saleable in the ordinary course of business of such Bottling Business within applicable guideline dates for shelf life for the particular product or package, must be valued at acquisition cost or production floor cost, and must have a net realizable value at least equal to the values at which such inventory is carried on the balance sheets relating to such Bottling Business and (iii) for any receivables to be counted as part of the current assets of any such Bottling Business, such receivables must have arisen only from bona fide transactions in the ordinary course of business of such Bottling Business, must not be in dispute, must not be subject to any setoffs, discounts, rebates, credits, reductions or counterclaims whatsoever, and, with reasonable collection efforts consistent with good business practices, must be able to be fully paid within ninety (90) days after the date each such receivable arose, without resort to collection agencies or legal action.